                                                                     Exhibit 4.1

                                                                  EXECUTION COPY

================================================================================


                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                                      AMONG

                            THE SELMER COMPANY, INC.
                                 STEINWAY, INC.
                      UNITED MUSICAL INSTRUMENTS USA, INC.,
                                   BORROWERS,



                                THOSE SIGNATORIES
                           PARTY HERETO AND IDENTIFIED
              ON SCHEDULE I (AS MAY BE AMENDED FROM TIME TO TIME),
                                   GUARANTORS,



                               THE SEVERAL LENDERS
                        FROM TIME TO TIME PARTIES HERETO,



                                       AND



                           GMAC COMMERCIAL CREDIT LLC
                             AS ADMINISTRATIVE AGENT



                         DATED AS OF SEPTEMBER 14, 2000

================================================================================

                                TABLE OF CONTENTS

                                                                              PAGE
                                                                              ----
SECTION 1.     DEFINITIONS......................................................2

         1.1   Defined Terms....................................................2
         1.2   Other Definitional Provisions...................................26


SECTION 2.     AMOUNT AND TERMS OF TERM LOAN COMMITMENTS.......................26

         2.1   Term Loan Commitments...........................................26
         2.2   Term Notes......................................................26
         2.3   Procedure for Term Loan B Borrowing.............................27


SECTION 3.     AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENTS................28

         3.1   Revolving Credit Commitments....................................28
         3.2   Revolving Credit Notes..........................................28
         3.3   Procedure for Revolving Credit Borrowing........................28
         3.4   Commitment Fee..................................................29
         3.5   Termination or Reduction of Revolving Credit Commitments........29
         3.6   All Revolving Credit Loans by the Lenders to Constitute One
               Loan............................................................29
         3.7   Repayment of Loans..............................................29


SECTION 4.     LETTERS OF CREDIT...............................................30

         4.1   Letter of Credit Facility.......................................30
         4.2   L/C Participations..............................................33


SECTION 5.     GENERAL PROVISIONS APPLICABLE TO LOANS..........................34

         5.1   Interest Rates and Payment Dates................................34
         5.2   Conversion......................................................35
         5.3   Optional Prepayments............................................35
         5.4   Mandatory Prepayments...........................................35
         5.5   Computation of Interest and Fees................................36
         5.6   Pro Rata Treatment and Payments.................................37
         5.7   Taxes...........................................................38
         5.8   Matured Funds...................................................39
         5.9   Changes to Advance Rates, Standards of Eligibility and
               Reserves........................................................39


SECTION 6.     REPRESENTATIONS AND WARRANTIES..................................40

         6.1   Financial Condition.............................................40
         6.2   No Change.......................................................41


                                       -i-



         6.3   Existence; Compliance with Law..................................41
         6.4   Power; Authorization; Enforceable Obligations...................41
         6.5   No Legal Bar....................................................42
         6.6   No Material Litigation..........................................42
         6.7   No Default......................................................42
         6.8   No Burdensome Restrictions......................................42
         6.9   Taxes...........................................................42
         6.10  Federal Regulations.............................................43
         6.11  ERISA...........................................................43
         6.12  Investment Company Act; Other Regulations.......................43
         6.13  Subsidiaries....................................................43
         6.14  Accuracy and Completeness of Information........................43
         6.15  No Labor Disputes...............................................44
         6.16  Solvency........................................................44
         6.17  Indebtedness....................................................44
         6.18  Solvency of Customers...........................................44
         6.19  First Priority Security Interest................................44
         6.20  O.S.H.A. and Environmental Compliance...........................44
         6.21  Regulation H....................................................45
         6.22  Documents.......................................................45
         6.23  Securities Laws.................................................46
         6.24  Survival of Representations and Warranties......................46
         6.25  Hart-Scott-Rodino...............................................46
         6.26  Reaffirmation of Warranties and Representations.................46


SECTION 7.     CONDITIONS PRECEDENT............................................46

         7.1   Conditions to Initial Loans.....................................46
         7.2   Conditions to Each Loan.........................................53


SECTION 8.     AFFIRMATIVE COVENANTS...........................................54

         8.1   Financial Statements............................................54
         8.2   Certificates; Other Information.................................55
         8.3   Payment of Indebtedness.........................................58
         8.4   Conduct of Business and Maintenance of Existence and Assets.....58
         8.5   Perfection of Security Interest/Intercreditor Agreements........59
         8.6   Collateral......................................................61
         8.7   Defense of Lenders'Interests....................................61
         8.8   Books and Records...............................................61
         8.9   Financial Disclosure............................................62
         8.10  Compliance with Laws............................................62
         8.11  Inspection of Premises..........................................62
         8.12  Payment of Taxes................................................62
         8.13  Payment of Leasehold Obligations................................63
         8.14  Accounts........................................................63


                                       -ii-



         8.15  Government Receivables..........................................63
         8.16  Guarantees/General Security Agreements..........................63
         8.17  Purpose of Loans................................................63
         8.18  Textron Note Purchase Arrangements..............................64
         8.19  Environmental Laws..............................................64
         8.20  Additional Assurances...........................................64


SECTION 9.     NEGATIVE COVENANTS..............................................64

         9.1   Financial Condition Covenants...................................65
         9.2   Limitation on Indebtedness......................................65
         9.3   Limitation on Liens.............................................66
         9.4   Limitation on Guarantee Obligations.............................66
         9.5   Limitation on Fundamental Changes; Sale of Assets...............66
         9.6   Limitation on Leases............................................66
         9.7   Limitation on Dividends.........................................67
         9.8   Limitation on Capital Expenditures..............................67
         9.9   Limitation on Investments.......................................67
         9.10  Loans...........................................................68
         9.11  Limitation on Optional Payments and Modifications of Debt
               Instruments.....................................................68
         9.12  Interest Notes..................................................69
         9.13  Limitation on Transactions with Affiliates......................69
         9.14  Fiscal Year and Accounting Changes..............................69
         9.15  Limitation on Negative Pledge Clauses...........................69
         9.16  Nature or Location(s) of Business...............................70
         9.17  Partnership, Etc................................................70
         9.18  Concerning Inventory............................................70
         9.19  Pledge of Credit................................................70
         9.20  Amendments to Transaction Documents.............................70
         9.21  Limitations Applicable to SMI, SPC and UMI Holdings.............70
         9.22  Governing Documents.............................................71
         9.23  Limitation on Securities Issuances..............................71
         9.24  Disposition of Collateral.......................................71


SECTION 10.    EVENTS OF DEFAULT...............................................71

SECTION 11.    THE ADMINISTRATIVE AGENT........................................75

         11.1  Appointment.....................................................75
         11.2  Delegation of Duties............................................75
         11.3  Exculpatory Provisions..........................................75
         11.4  Reliance by Administrative Agent................................76
         11.5  Notice of Default...............................................76
         11.6  Non-Reliance on Administrative Agent and Other Lenders..........76
         11.7  Indemnification.................................................77


                                       -iii-


         11.8  Administrative Agent in Its Individual Capacity.................77
         11.9  Successor Administrative Agent..................................77


SECTION 12.    MISCELLANEOUS...................................................78

         12.1  Amendments and Waivers..........................................78
         12.2  Term............................................................78
         12.3  Reliance upon Pro Forma Financial Statements....................79
         12.4  Application of Payments.........................................79
         12.5  Limitation on Guarantee.........................................80
         12.6  Notices.........................................................80
         12.7  No Waiver; Cumulative Remedies..................................81
         12.8  Payment of Expenses and Taxes...................................82
         12.9  Additional Indemnity............................................83
         12.10 Successors and Assigns; Participations and Assignments..........83
         12.11 Adjustments; Set-off............................................86
         12.12 Counterparts....................................................86
         12.13 Severability....................................................86
         12.14 Amendment and Restatement; Integration..........................86
         12.15 GOVERNING LAW...................................................87
         12.16 Submission To Jurisdiction; Waivers.............................87
         12.17 Acknowledgements................................................88
         12.18 WAIVERS OF JURY TRIAL...........................................88
         12.19 Confidentiality.................................................88


SCHEDULES
---------
Schedule I                 Guarantors
Schedule 1.1A              Patents and Trademarks
Schedule 1.1B              Permitted Encumbrances
Schedule 2.1               Commitments
Schedule 2.2               Amortization of Term Loan A and Term Loan B
Schedule 4.5               Collateral Locations
Schedule 6.1(b)            Pro Forma Balance Sheets
Schedule 6.1(c)            Pro Forma Financial Statements
Schedule 6.6               Material Litigation
Schedule 6.11              ERISA
Schedule 6.13              Subsidiaries
Schedule 6.15              Labor Agreements (to expire)
Schedule 6.20              Environmental Matters
Schedule 7.1               Transaction Costs
Schedule 7.1(c)(ii)        Existing Indebtedness of UMI
Schedule 9.9               Investments
Schedule 9.10              Outstanding Indebtedness
Schedule 9.16              Location of Business


EXHIBITS
---------
Exhibit A-1     Form of Accountant Access Letter
Exhibit A-2     Form of Accountant Access Letter
Exhibit A-3     Form of Accountant Access Letter
Exhibit B-1     Form of Borrowing Base Certificate
Exhibit B-2     Form of Rand S Form
Exhibit B-3     Form of Seven-Way Reconciliation Report
Exhibit C-1     Form of Funds Transfer Agreement
Exhibit C-2     Form of Funds Transfer Agreement
Exhibit C-3     Form of Funds Transfer Agreement
Exhibit D       Form of Second Amended and Restated Guarantee
Exhibit E       Form of Second Amended and Restated Pledge Agreement
Exhibit F       Form of Second Amended and Restated General Security Agreement
Exhibit G       Form of Textron Consent and Confirmation
Exhibit H-1     Form of Tradestyle/Division Agreement
Exhibit H-2     Form of Tradestyle/Division Agreement
Exhibit H-3     Form of Tradestyle/Division Agreement
Exhibit J-1     Form of Term Note A
Exhibit J-2     Form of Term Note B
Exhibit J-3     Form of Revolving Credit Note
Exhibit K       Form of Non-Bank Status Certificate
Exhibit L       Form of Secretary's Certificate
Exhibit M       Form of Legal Opinion of Milbank, Tweed, Hadley & McCloy LLP
Exhibit N       Form of Legal Opinion (local counsel)
Exhibit O       Form of Non-Bank Status Certificate
Exhibit P       Form of Notice of Prepayment or Reborrowing
Exhibit Q       Form of Assignment and Acceptance

                 SECOND AMENDED AND RESTATED CREDIT AGREEMENT

         SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of September 14, 2000, among (i) THE SELMER COMPANY, INC., a Delaware corporation ("SELMER"), (ii) STEINWAY, INC., a Delaware corporation ("STEINWAY"), (iii) UNITED MUSICAL INSTRUMENTS USA, INC., an Indiana corporation ("UMI" and together with Selmer and Steinway, the "BORROWERS"), (iv) those signatories hereto and identified on Schedule I (as may be amended from time to time) as "Guarantors" (the "GUARANTORS"), (v) the lenders from time to time parties to this Agreement (the "LENDERS") and (vi) GMAC COMMERCIAL CREDIT LLC, a New York limited liability company ("GMACCC"), as administrative agent for the Lenders hereunder.

                                    RECITALS

         WHEREAS, Selmer, Steinway, Steinway Musical Instruments, Inc. ("SMI"), Emerson Musical Instruments, Inc. ("EMERSON"), The Steinway Piano Company, Inc. ("SPC"), The SMI Trust ("SMIT"), S&B Retail, Inc. ("S&B RETAIL"), Boston Piano Company, Inc. ("BOSTON PIANO CO."), O.S. Kelly Corporation ("O.S. KELLY") and GMACCC, as successor in interest by merger to BNY Financial Corporation, are parties to the Amended and Restated Revolving Credit, Term Loan and Security Agreement, dated as of May 25, 1995 (as amended, supplemented or otherwise modified from time to time, the "EXISTING CREDIT AGREEMENT");

         WHEREAS, pursuant to the Existing Credit Agreement, GMACCC is providing to Selmer and Steinway a $60,000,000 revolving credit and term loan facility and a $22,500,000 term loan facility, which are secured by accounts receivable and other collateral of Selmer and Steinway and guaranteed by SMI, Emerson, SPC, SMIT, S&B Retail, Boston Piano Co., and O.S. Kelly;

         WHEREAS, SMI and BIM Holding AG, a Swiss corporation have entered into a Stock Purchase Agreement providing for the acquisition of United Musical Instruments Holdings, Inc., a Delaware corporation ("UMI Holdings") by Selmer (the "ACQUISITION");

         WHEREAS, upon the effectiveness of the Acquisition and subject to the terms and conditions of this Agreement, the Borrowers have requested that the Lenders (i) increase the maximum amount of Revolving Credit Loans (as defined below) that may be outstanding at any one time hereunder to $120,000,000, (ii) to add a new term loan facility in a maximum amount not to exceed $45,000,000, (iii) to permit a portion of the Revolving Credit Loans and such term loan facility to fund the Acquisition, (iv) to add UMI as a borrower hereunder and (v) to add UMI Holdings and O.S. Kelly Company as guarantors hereunder;

         WHEREAS, the parties have agreed that GMACCC shall have the right but not the obligation, on the terms and subject to the conditions of this Agreement (i) to sell or assign to any Lender pursuant to an assignment and acceptance between GMACCC and such Lender, without recourse, that portion of GMACCC's Revolving Credit Loans, Term Loan A (as defined below) and Term Loan B (as defined below) and GMACCC's rights and obligations under this Agreement as set forth in such assignment and acceptance and (ii) to retain that portion of such

Revolving Credit Loans, Term Loan A and Term Loan B and such rights and obligations not sold to such Lenders;

         WHEREAS, the parties have agreed to provide for an administrative agent to administer the Revolving Credit Loans, Term Loan A, Term Loan B and the Collateral (as hereinafter defined) and for the appointment of GMACCC as such administrative agent, and to make certain other modifications to the Existing Credit Agreement;

         WHEREAS, the Lenders are willing to continue such existing loans and to make such additional credit available to the Borrowers, but only on the terms, and subject to the conditions, set forth in this Agreement;

         NOW, THEREFORE, the parties hereto hereby agree that the Existing Credit Agreement shall be amended and restated in its entirety as provided above and as follows:

         SECTION 1. DEFINITIONS

         1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

         "ACCOUNT": all of the accounts, contract rights, instruments, documents, chattel paper, general intangibles relating to accounts, drafts and acceptances, and all other forms of obligations owing to the Loan Parties, arising out of or in connection with the sale or lease of Inventory or the rendition of services, all guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to the Administrative Agent on behalf of the Lenders hereunder.

         "ACCOUNTANTS": as set forth in Section 8.1(a) hereof.

         "ACCOUNTANTS' ACCESS LETTER(S)": letter agreements in favor of the Lender, signed by the Accountants for the Borrowers, substantially in the form of EXHIBITS A-1, A-2 and A-3 to this Agreement.

         "ACQUISITION": as set forth in the Recitals hereto.

         "ACQUISITION AGREEMENT": the Stock Purchase Agreement, dated as of July 20, 2000, between SMI and BMI Holdings AG, a Swiss corporation, as amended, supplemented or otherwise modified from time to time.

         "ADMINISTRATIVE AGENT": GMAC Commercial Credit LLC as the Administrative Agent for the Lenders under this Agreement and the other Loan Documents.

         "AFFILIATE": of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by agreement or otherwise.

         "AGGREGATE MAXIMUM REVOLVING CREDIT COMMITMENT AMOUNT":
$120,000,000; subject to reduction by the Borrowers in accordance with
Section 3.5 hereof.

         "AGREEMENT": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

         "ALTERNATE BASE RATE": for any day, a rate per annum equal to the higher of: (a) the Prime Rate in effect on such day; or (b) the Federal Funds Effective Rate in effect on such day plus one-half of one percent (0.5%).

         "ALTERNATE BASE RATE LOANS": Loans the rate of interest with respect to which is based upon the Alternate Base Rate.

         "APPLICABLE LENDING OFFICE": for each Lender and for each Type of Loan, the lending office of such Lender designated for such Type of Loan on
Schedule 2.1 hereto (or any other lending office from time to time notified to the Administrative Agent by such Lender) as the office at which its Loans of such Type are to be made and maintained.

         "APPLICABLE MARGIN": (a) for Term Loan A of any Type, the rate per annum set forth under the relevant column heading below:

              Alternate Base Rate               Eurodollar
                    Loans                        Loans
              -------------------               ----------
                    0%                           1.50%

         (b) for Term Loan B of any Type, the rate per annum set forth under the relevant column heading below:

              Alternate Base Rate               Eurodollar
                    Loans                         Loans
             --------------------               ----------
                    0%                            1.75%

         (c) for any Revolving Credit Loan of any Type, the rate per annum set forth under the relevant column heading below:


              Alternate Base Rate               Eurodollar
                     Loans                        Loans
             --------------------               ----------
                     0%                            1.75%

         "APPLICATION": an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to issue a Letter of Credit.

         "APPRAISAL": a written appraisal issued by a Qualified Appraiser.

         "ASSIGNEE": as defined in Section 12.11(c).

         "ASSIGNMENT AND ACCEPTANCE": as defined in Section 12.10(c).

         "AVAILABLE RC COMMITMENT": as to any Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Lender's Revolving Credit Commitment at such time LESS (b) the Outstanding RC Extensions of Credit by such Lender at such time.

         "BASIC DOCUMENTS": the collective reference to the Loan Documents, the Acquisition Agreement and the Other Documents.

         "BNY": The Bank of New York, a New York banking corporation.

         "BORROWERS": as defined in the heading to this Agreement; each Borrower is referred to individually as a "BORROWER".

         "BORROWING BASE CERTIFICATE": with respect to each Borrower a certificate, substantially in the form of Exhibit B-1, with appropriate insertions, reporting the status of such Borrower's Eligible Inventory and Eligible Accounts as of the date set forth therein, and executed on behalf of such Borrower by a duly authorized officer thereof.

         "BORROWING DATE": any Business Day specified in a notice pursuant to Sections 2.3 or 3.3 as a date on which the Borrower requests the Lenders to make Loans hereunder.

         "BOSTON PIANO CO.": as set forth in the Recitals hereto.

         "BOSTON PIANO LOAN": that certain DM 3.100.000 loan from SMIT to Boston Piano GmbH, as evidenced by that certain Promissory Note, dated May 21, 1999 from Boston Piano GmbH to SMIT.

         "BOSTON PIANOS": pianos manufactured by Kawai Musical Instruments, Ltd. and marketed under the Boston piano line, and pianos manufactured by Young Chang Company, Ltd. and marketed under the Essex piano line all of which are finished goods or Factory Returns.

         "BUSINESS DAY": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, and, if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, or an Interest Period for, a Eurodollar Loan or a notice by a Borrower with respect to any such borrowing, payment, prepayment, Interest Period, which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

         "CAPITAL EXPENDITURE": for any period, each expenditure made or committed to be made by a Loan Party during such period which, in conformity with GAAP, is included in "additions to property, plant and equipment" or comparable items reflected in the consolidated statement of cash flows of SMI and its consolidated Subsidiaries, excluding expenditures made or committed to be made in respect of Concert and Artist Bank Pianos.

         "CAPITAL STOCK": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all similar ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

         "CASH MANAGEMENT AGREEMENT": the Cash Management and Distribution Agreement dated as of March 30, 1999 by and among 111 West 57th Street Associates, L.P., Steinway, GMACCC and The Prudential Insurance Company of America.

         "CERCLA": the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. 9601 ET SEQ.

         "CHANGE IN CONTROL": any time that (i) a Borrower fails to be a wholly-owned Subsidiary of a Loan Party or (ii) any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of
1934), as amended shall have acquired the voting power to elect a majority of the Board of Directors of a Loan Party.

         "CLOSING DATE": the date on which the conditions precedent set forth in Section 7.1 shall be satisfied.

         "CODE": the Internal Revenue Code of 1986, as amended from time to time.

         "COLLATERAL": all property and interests in property of the Loan Parties, now owned or hereinafter acquired, upon which a Lien is purported to be created by any Security Document.

         "COMMERCIAL LETTER OF CREDIT": as defined in Section 4.1(b).

         "COMMITMENTS": the collective reference to the Revolving Credit Commitments and the Term Loan Commitments.

         "COMMONLY CONTROLLED ENTITY": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

         "CONCERT AND ARTIST BANK PIANOS": all pianos held by Steinway, or a Steinway dealer, which are available for rental by performers.

         "CONSOLIDATED CASH FLOW": for SMI and its consolidated Subsidiaries, consolidated net income determined in accordance with GAAP before deducting the following items (without any duplication): (i) Interest Expenses and financing charges, (ii) income taxes, (iii) depreciation, (iv) amortization,
(v) the cost of sales resulting from a revaluation, step-up or other increase in the valuation of the assets of UMI Holdings and its Subsidiaries arising as a result of the Acquisition as required by GAAP, (vi) extraordinary gains and losses and (vii) all other non-cash charges, in each case determined in accordance with GAAP. Notwithstanding the foregoing, Interest Income shall not be included in Consolidated Cash Flow.

         "CONTRACTUAL OBLIGATION": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "CONVERT", CONVERSION" and "CONVERTED": a conversion of Alternate Base Rate Loans into Eurodollar Loans or of Eurodollar Loans into Alternate Base Rate Loans.

         "CREDIT EXPOSURE": as to any Lender at any time, the sum of (a) its Revolving Credit Commitment (or, if the Revolving Credit Commitments shall have expired or been terminated, the sum of (i) the aggregate unpaid principal amount of its Revolving Credit Loans and (ii) its Revolving Credit Commitment Percentage of the aggregate outstanding L/C Obligations) and (b) the unpaid principal amount of its Term Loan.

         "CREDIT EXPOSURE PERCENTAGE": as to any Lender at any time, the fraction (expressed as a percentage), the numerator of which is the Credit Exposure of such Lender at such time and the denominator of which is the aggregate Credit Exposures of all of the Lenders at such time.

         "CURRENT WHOLESALE VALUE": for any piano at any time, the wholesale price of such piano as published in good faith by SMI or its Subsidiaries at such time, or if such price is not so published, the wholesale price of such piano as reasonably determined by the Administrative Agent.

         "CUSTOMER": the account debtor with respect to any Account and/or the prospective purchaser of goods, services or both or with respect to any contract or other arrangement with a Loan Party pursuant to which such Loan Party is to deliver any personal property or perform any services in the ordinary course of business.

         "DEFAULT": any of the events specified in Section 10, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

         "DOLLARS" and "$": dollars in lawful currency of the United States of America.

         "ELIGIBLE ACCOUNTS": all Accounts of a Loan Party, arising in the ordinary course of its business, evidencing the sale of goods and services by such Loan Party and which the Administrative Agent, in its sole discretion exercised in good faith, shall deem to be an Eligible Account, based upon such considerations as the Administrative Agent may from time to time deem appropriate. Without in any way limiting the foregoing, (i) in general, unless otherwise determined by the Administrative Agent as aforesaid, an Account shall not constitute an Eligible Account unless it is subject to a perfected, first priority Lien in favor of the Administrative Agent for the ratable benefit of the Lenders, is free and clear of all Liens other than Permitted Encumbrances and is evidenced by an invoice or other document satisfactory to the Administrative Agent, and (ii) no Account of a Customer shall be an Eligible Account if:

         (a) such Account arises out of a sale made by a Loan Party to an Affiliate of such Loan Party or to a Person controlled by an Affiliate of such Loan Party or such Customer is such Loan Party's creditor or supplier;

         (b) more than sixty (60) days have elapsed from the due date of such Account;

         (c) more than three hundred and five (305) days have elapsed from the invoice date of such Account;

         (d) fifty percent (50%) or more of the aggregate account balance of Accounts due from such Customer is more than sixty (60) days past due;

         (e) any covenant, representation or warranty contained in this Agreement with respect to such Account has been breached in a material manner;

         (f) the Administrative Agent is not and continues not to be satisfied with the credit standing of such Customer, or the Administrative Agent otherwise believes, in its sole judgment exercised in good faith, that collection of such Account is insecure or that such Account may not be paid by reason of such Customer's financial inability to pay, including without limitation any Customer in relation to whose account the Textron Returned Notes exist (and in the absence of an Event of Default which is continuing, at the related Loan Party's request therefor, the Administrative Agent agrees to make a good faith effort to advise such Loan Party of the reasons for its making any such judgment);

         (g) such Customer has asserted any Dispute, offset or counterclaim against the related Loan Party, such Account or any other Account due from such Customer to such Loan Party, or such Account is or could reasonably be expected to become subject to any offset, deduction, defense, dispute, or counterclaim, or is contingent in any respect or for any reason, but only to the extent of the amount in dispute;

         (h) such Customer resides outside the continental United States, Alaska, Hawaii, the U.S. Virgin Islands and/or Puerto Rico, unless the sale is covered by a letter of credit or credit insurance in form and substance acceptable to the Administrative Agent in its sole discretion exercised in good faith, or unless such Account (in U.S. Dollars) is due from an entity located in Canada or a territory of the United States;

         (i) the sale to such Customer is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

         (j) such Customer is the United States of America, any state or any department, agency or instrumentality of any of them, unless the related Loan Party assigns its right to payment of such Account to the Administrative Agent for the ratable benefit of the Lenders pursuant to the

                  Federal Assignment of Claims Act of 1940, as amended, or has otherwise complied with all other applicable statutes or ordinances;

         (k) any of the following events occur or conditions exist with respect to the goods giving rise to such Account: (i) if such goods have not been shipped to such Customer, or (ii) if so shipped, have subsequently not been delivered to such Customer, or (iii) if so delivered, have not been accepted by such Customer, or (iv) if such Account otherwise does not represent a final sale, or (v) such goods have been repossessed;

         (l) the amount of all Accounts of such Customer exceeds any credit limit determined by the Administrative Agent, in its sole discretion exercised in good faith, to the extent that the amount of such Account exceeds such limit;

         (m) such Customer has commenced or has had commenced against it a case under any federal, state or other bankruptcy or insolvency laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or if a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of such Customer in an involuntary case under any state or federal bankruptcy laws, as now constituted or hereafter amended, or if any other petition or other application for relief under any state or federal bankruptcy law has been filed against such Customer, or if such Customer has failed, suspended business, ceased to be solvent, called a meeting of its creditors (in order to discuss financial insolvency or lack of liquidity), or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs;

         (n) the related Loan Party has made any agreement with such Customer for any deduction therefrom, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances shall be reflected in the calculation of the face value of each respective invoice related thereto; or

         (o)      such Account is not payable to the related Loan Party;

                  notwithstanding the foregoing, Eligible Accounts may include in addition to any Account of UMI constituting an Eligible Account hereunder, UMI Dealer Notes otherwise qualifying as Eligible Accounts hereunder having an aggregate outstanding principal amount at any time of up to $25,000,000, that mature up to two years from the execution thereof.

         "ELIGIBLE EQUIPMENT": at a particular date, (i) all Steinway Manufacturing Equipment and (ii) all Equipment of UMI located at (A) 1000 Industrial Parkway, Elkhart, Indiana; (B) 34199 Curtis Boulevard, Eastlake, Ohio; (C) 1310 Fairway Drive, Nogales, Arizona; (D) 1341 Fairway Drive, Nogales, Arizona; and (E) 53455 Bridge Town Road, Elkhart, Indiana, which is in good and merchantable condition and that may be properly classified as a capital asset in accordance with GAAP consistently applied, (iii) all Equipment of Selmer located at (A) 500 Industrial Parkway, Elkhart, Indiana;
(B) 600 Industrial Parkway, Elkhart, Indiana; (C) 2415 Industrial Parkway, Elkhart, Indiana; (D) 1119 North Main Street, Elkhart, Indiana; (E) 1400 E. 36th Street, Suite 501, Cleveland, Ohio; (F) 2804-06-08 Mason Street, Monroe, North Carolina; (G) 415 Shawmut Avenue, LaGrange Illinois; (H) 28135 West Hively Avenue, Elkhart, Indiana; and (I) 505 Shawmut Avenue, LaGrange, Illinois, which is in good and merchantable condition and that may be properly classified as a capital asset in accordance with GAAP consistently applied.

         "ELIGIBLE INTELLECTUAL PROPERTY": Those certain Patents and Trademarks of Selmer, Steinway and UMI more particularly identified on
Schedule 1.1A hereto.

         "ELIGIBLE INVENTORY": all Inventory of a Loan Party consisting of
(i) Boston Pianos, Steinway Pianos, Factory Returns, Concert and Artist Bank Pianos, Near-Finished Pianos, raw materials of Steinway, (ii) raw materials, work-in-process and finished goods of Selmer and raw materials, work-in-process and finished goods of UMI, in each case which is in good and saleable condition and which is not, in the Administrative Agent's opinion, obsolete, damaged, slow moving or unmerchantable, located at such Loan Party's places of business or at the Collateral locations described on
SCHEDULE 4.5 (except when in transit to or from such locations) and which the Administrative Agent, in its sole discretion, exercised in good faith, shall deem Eligible Inventory, based upon such considerations as the Administrative Agent may from time to time deem appropriate. In general, unless otherwise determined by the Administrative Agent as aforesaid, Inventory shall not constitute Eligible Inventory unless it is subject to a perfected, first priority Lien in favor of the Administrative Agent for the ratable benefit of the Lenders, is free and clear of all Liens other than Permitted Encumbrances and conforms to all standards imposed by any governmental agency, division or department thereof which has regulatory authority over such goods or the use or sale thereof.

         "ELIGIBLE PERSON": (i) any commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $250,000,000, (ii) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus in a dollar equivalent amount of at least $250,000,000; provided however, that such bank is acting through a branch or agency located in the United States; (iii) an insurance company, mutual fund or bank fund which is regularly engaged in the making, purchasing or investing in loans or securities, or other financial institution organized under the laws of the United States, any state thereof, any other country that is a member of the OECD or a political subdivision of any such country with assets, or assets under management, in a dollar equivalent amount of at least $250,000,000; and (iv) any affiliate of any Lender.

         "ELIGIBLE REAL ESTATE": the following real estate and all buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter located thereon or on any part thereof: (1) 318 East North Street, Springfield, Ohio (owned by O.S. Kelly); (2) 500 Industrial Parkway, Elkhart, Indiana (owned by Selmer); (3) 600 Industrial Parkway, Elkhart, Indiana (owned by Selmer); (4) 2415 Industrial Parkway, Elkhart, Indiana

(owned by Selmer); (5) 1119 North Main Street, Elkhart, Indiana (owned by Selmer); (6) 505 Shawmut Avenue, LaGrange, Illinois (owned by Selmer); (7) 1000 Industrial Parkway, Elkhart, Indiana (owned by UMI); (8) 34199 Curtis Boulevard, Eastlake, Ohio (owned by UMI); (9) 1310 Fairway Drive, Nogales, Arizona (owned by UMI); (10) 1341 Fairway Drive, Nogales, Arizona (owned by
UMI); and (11) 53455 Bridge Town Road, Elkhart, Indiana (owned by UMI).

         "ENVIRONMENTAL INDEMNITY": the Environmental and Hazardous Substance Indemnification Agreement dated as of April 1, 1999, by Steinway to and for the benefit of GMACCC.

         "ENVIRONMENTAL LAW": any federal, state or local law, statute, ordinance or code now in effect or hereafter enacted, governing or regulating in any way the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Waste, and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

         "EQUIPMENT": all of the equipment, machinery and goods (excluding Inventory) of the Loan Parties, wherever located whether now owned or hereafter acquired, including, without limitation, all apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.

         "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "EURODOLLAR LOANS": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

         "EURODOLLAR RATE" : the rate per annum equal to the average 30-day LIBOR rate published in the WALL STREET JOURNAL, or if no such rate is published therein, then the rate quoted by the London branch of BNY to prime banks in the London Inter-Bank Eurocurrency Market, in either case for Eurodollar deposits in an amount equal approximately to the outstanding principal balance of the relevant Loan and having a maturity of thirty (30) days, calculated for each Interest Payment as the average rate based upon daily 30-day rates published or quoted as aforesaid during the immediately preceding calendar month as calculated on the last Business Day of such calendar month. Each determination by the Administrative Agent of the Eurodollar Rate shall be conclusive in the absence of manifest error.

         "EVENT OF DEFAULT": any of the events specified in Section 10; PROVIDED that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

         "EXISTING AGREEMENT": as set forth in the Recitals hereto.

         "EXISTING CREDITORS": the collective reference to the creditors of UMI in connection with the Existing Indebtedness as more identified on
Schedule 7.1(c)(ii) hereto.

         "EXISTING DOCUMENTS": the collective reference to the Intercreditor Agreement and the Environmental Indemnity.

         "EXISTING INDEBTEDNESS": the collective reference to the indebtedness of UMI more specifically described on Schedule 7.1(c)(ii) hereto.

         "FACTORY RETURNS": pianos bearing the Steinway, Steinway & Sons, Essex or Boston name brands that have been returned to Steinway or Boston Piano Co. and are in near-new, good and merchantable condition.

         "FEDERAL FUNDS EFFECTIVE RATE": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

         "FEE LETTER": the Fee Letter, dated September 14, 2000 between the Loan Parties and the Administrative Agent.

         "FINANCING LEASE": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

         "FIXED CHARGES": for any period, with respect to SMI and its Subsidiaries on a consolidated basis, an amount equal to the sum of (i) Interest Expenses for such period, PLUS (ii) Capital Expenditures for such period, PLUS (iii) taxes paid by any of them during such period, PLUS (iv) their Scheduled Principal Payments payable by any of them during such period.

         "FIXED CHARGE COVERAGE RATIO": for any period, with respect to SMI and its Subsidiaries on a consolidated basis, the ratio of Consolidated Cash Flow for such period to Fixed Charges for such period.

         "FUNDS TRANSFER AGREEMENTS": those certain agreements, dated as of the date hereof, among the Borrowers and the Lender pertaining to the transfer of funds for the Borrowers' account, substantially in the form attached hereto as EXHIBITS C-1, C-2 and C-3, as amended supplemented or otherwise modified from time to time.

         "GAAP": generally accepted accounting principles in the United States of America in effect from time to time.

         "GOVERNING DOCUMENTS": as to any Person, its articles or certificate of incorporation and by-laws, its partnership agreement, its certificate of formation and operating agreement, and/or the other organizational or governing documents of such Person.

         "GOVERNMENTAL AUTHORITY": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "GUARANTEE": the Second Amended and Restated Guarantee to be executed and delivered by the Loan Parties other than the Borrowers, substantially in the form of Exhibit D, as the same may be amended, supplemented or otherwise modified from time to time.

         "GUARANTEE OBLIGATION": as to any Person (the "GUARANTEEING PERSON"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "PRIMARY OBLIGATIONS") of any other third Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the tangible net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The terms "GUARANTEE" and "GUARANTEED" used as a verb shall have a correlative meaning. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and
(b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

         "GUARANTOR": any Person delivering a Guarantee pursuant to this Agreement.

         "HAZARDOUS WASTE": Toxic or hazardous substances, materials or waste including, without limitation, any PCB, radioactive substance, methane, volatile hydrocarbons, industrial solvents or any other materials, substance or waste identified as toxic or hazardous under any Environmental Law now in effect or hereafter enacted.

         "INDEBTEDNESS": of any person at any date, without duplication, (a) all indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of letters of credit, acceptances or similar instruments issued or created for the account of such Person and (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

         "INSOLVENCY": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

         "INSOLVENT": pertaining to a condition of Insolvency.

         "INTERCREDITOR AGREEMENTS": the Textron Intercreditor Agreement and any other intercreditor agreements which the Administrative Agent may at any time and from time to time require, with any Person(s) who has (have) or who the Administrative Agent, in its sole discretion exercised in good faith, believes may have or assert any Claims, or who may impede or interfere with, or be in a position to impede or interfere with, any of the Administrative Agent's or the Lenders' rights or remedies under or in connection with this Agreement and/or any of the Loan Documents, or the Administrative Agent's ability to deal with the Collateral in the manner permitted under this Agreement.

         "INTEREST EXPENSES": for the relevant period(s) of time, any and all interest expenses and finance charges which SMI and its Subsidiaries, on a consolidated basis has, in accordance with GAAP, paid in cash or cash equivalents or is obligated to pay in cash or cash equivalents during any future period, including without limitation any such amounts under this Agreement, and LESS Interest Income and service charge income; PROVIDED, that as to this last category the Administrative Agent in its sole discretion exercised in good faith is satisfied with the accounting treatment afforded to such interest income and service charge income thereof and that such treatment is consistent with SMI's prior practices.

         "INTEREST INCOME": for the relevant period(s) of time, any interest income as recognized by a Loan Party in accordance with GAAP.

         "INTEREST PAYMENT DATE": the last Business Day of each month.

         "INVENTORY": all now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any and every kind, nature or description which are or might be used or consumed in a Loan Party's business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them, used or which might be used in connection with the manufacture, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in a Loan Party's business.

         "ISSUING BANK": any bank issuing a Letter of Credit in accordance with Section 4.

         "ITT": Deutsche Financial Services, as successor to ITT Commercial Finance, Inc., a Delaware corporation.

         "ITT GUARANTEES": guarantees in favor of ITT by Steinway on behalf of certain dealers to permit such dealers to obtain inventory floor financing from ITT.

         "LENDERS": as defined in the heading hereto, which shall include in any event the Issuing Lender.

         "L/C OBLIGATIONS": at any time, an amount equal to the sum of (a) the aggregate then undrawn amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed.

         "L/C PARTICIPANTS": the collective reference to all the Lenders other than the bank issuing the Letter of Credit.

         "LETTERS OF CREDIT DOCUMENTS": the collective reference to each Letter of Credit and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any such obligations, as each may be modified and supplemented and in effect from time to time.

         "LETTER OF CREDIT FACILITY": at any time, the obligation of the Lender to join in applications for a Letter of Credit and/or guarantee payment or performance thereunder in an aggregate principal amount at any one time outstanding not to exceed $10,000,000, as such obligation may be reduced from time to time in accordance with the provisions of this Agreement.

         "LETTER OF CREDIT LIABILITY": in respect of any Letter of Credit at any time, the sum, without duplication at any time, of (a) the undrawn face amount of such Letter of Credit at such time, PLUS (b) the aggregate unpaid principal amount of all obligations of the Borrowers at such time due and payable in respect of all drawings made under such Letter of Credit.

         "LIEN": any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing), and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing.

         "LIQUIDATION VALUE": in respect of any asset, an amount equal to the price that a knowledgeable buyer would be willing to pay a knowledgeable seller for such asset "as is, where is", as determined by the Administrative Agent in its reasonable discretion.

         "LOAN": any loan made by any Lender pursuant to this Agreement.

         "LOAN DOCUMENTS": this Agreement, the Notes, the Guarantee, the Security Documents, and the Cash Management Agreements.

         "LOAN PARTIES": the Borrowers, the Parent and each Subsidiary of the Borrowers which is a party to a Loan Document.

         "MAJORITY LENDERS": at any time, Lenders the Credit Exposure Percentages of which aggregate more than 50%.

         "MATERIAL ADVERSE EFFECT": a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) of a Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

         "MATURED FUNDS": as defined in Section 5.8.

         "MATURED FUNDS RATE": as defined in Section 5.8.

         "MORTGAGES": the collective reference to the Term B Mortgages and the Steinway Hall Mortgage.

         "MULTIEMPLOYER PLAN": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "NET PROCEEDS": (i) the aggregate cash consideration received by the Borrower or a Subsidiary in connection with any transaction referred to in
Section 5.4(c) less (ii) the expenses (including out-of-pocket expenses) incurred by the Borrower or such Subsidiary in connection with such transaction (including, in the case of any issuance of debt or equity securities, underwriters' commissions and fees) and the amount of any federal and state taxes incurred in connection with such transaction, in each case as certified by a Responsible Officer to the Administrative Agent at the time of such transaction.

         "NON-GUARANTOR SUBSIDIARIES": H&A Selmer, Vincent Bach, Steinway & Sons, United Musical Instruments, V.I. Ltd., UMI Austria GmbH and Boston Piano GmbH and its Subsidiaries, and any other Subsidiary of Selmer, Steinway or UMI that is not required to become a Guarantor pursuant to Section 8.16 hereof.

         "NON-BANK STATUS CERTIFICATE": as defined in Section 5.7(b)(i)(B).

         "NON-EXCLUDED TAXES": as defined in Section 5.7(a).

         "NOTES": the collective reference to the Revolving Credit Notes and the Term Notes.

         "OBLIGATIONS": the unpaid principal amount of, and interest (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrowers, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) on the Loans, and all other obligations and liabilities of the Loan Parties to the Administrative Agent and the Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, or out of or in connection with this Agreement, the Notes, the Guarantees, the Security Documents and any other Loan Documents and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by a Loan Party pursuant to the terms of the Loan Documents) or otherwise.

         "OTHER DOCUMENTS": the collective reference to the Accountant Access Letters, the Tradestyle/Division Agreements, the Funds Transfer Agreement, the Senior Subordinated Note Documents, and any and all other agreements, instruments and documents, including, without limitation, powers of attorney, consents, and all other writings heretofore, now or hereafter executed by any Loan Party and delivered to the Lender in respect of the transactions contemplated by this Agreement.

         "OUTSTANDING RC EXTENSIONS OF CREDIT": as to any Lender at any time, an amount equal to the sum of (i) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding and (ii) such Lender's Revolving Credit Commitment Percentage of the L/C Obligations then outstanding.

         "PARENTS": the collective reference to SMI, SPC and UMI Holdings.

         "PARTICIPANT": as defined in Section 12.11(b).

         "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

         "PERMITTED ENCUMBRANCES": the following only:

                  (a) Liens (other than any Lien imposed under ERISA or any Environmental Laws) for taxes, assessments or governmental charges or levies not yet delinquent, or thereafter payable without penalty or interest not in excess of $500,000 in the aggregate, if being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, if such reserve or other appropriate provision, if any, as shall be required by GAAP, shall have been made therefor and enforcement thereof is stayed;

                  (b) Liens (other than any Lien imposed under ERISA) of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor and enforcement thereof is stayed;

                  (c) Liens (other than any Lien imposed under ERISA) incurred or deposits made in the ordinary course of business (including without limitation surety bonds and appeal bonds), in connection with workers' compensation, unemployment insurance and other types of social security benefits, or to secure the performance of tenders, bids, leases, contracts, statutory obligations, surety and appeal bonds, performance and return-of-money bonds and similar obligations (exclusive of Indebtedness for money borrowed) or arising as a result of progress payments under government contracts;

                  (d) Subject to all of the pertinent limitations contained in this Agreement, including without limitation the dollar limitations of
         Section 9.8 of this Agreement, Liens first arising subsequent to the Closing Date of this Agreement, on assets existing at the time of a Loan Party's acquisition of such assets, to secure the payment of all or any part of the purchase price of such assets, provided that any such Lien does not extend to any other asset;

                  (e) Easements (including without limitation reciprocal easement agreements and utility agreements), rights of way, covenants, consents, reservations, encroachments, variations and other similar restrictions, charges and encumbrances (whether or not recorded), building restrictions, zoning laws and other statutes, laws, rules, regulations, ordinances and restrictions and other similar encumbrances incurred in the ordinary course of business, which do not secure Indebtedness or the deferred purchase price of any asset and which do not interfere with the ordinary conduct of the business of any of the Loan Parties or any of their Subsidiaries and which do not materially detract, in the Administrative Agent's sole discretion exercised in good faith, from the value of the property to which they attach or materially impair the utility or use thereof by a Loan Party or its Subsidiaries;

                  (f) Liens on file in the Uniform Commercial Code records to the limited extent and to those Persons specifically listed on SCHEDULE 1.1B hereto, each of which are to be limited to securing only obligations of a Loan Party to the pertinent lienholder outstanding as of the Closing Date, in an amount in each instance not to exceed the dollar limitation also set forth on said Schedule;

                  (g) Liens in favor of the Administrative Agent for the ratable benefit of the Lenders;

                  (h) The rights of Textron with respect to any accounts financed by it pursuant to the Textron Note Purchase Agreement; and

                  (i) the right, title and interest of the New York City Industrial Development Agency ("NYCIDA") to the property located at 19th and Steinway Place pursuant to (i) the Guaranty Agreement, dated as of June 1, 1999 from Steinway to the NYCIDA, (ii) the PILOT Escrow Agreement, dated as of June 1, 1999, by and among Steinway, the NYCIDA and the United States Trust Company and (iii) the Lease Agreement, dated as of June 1, 1999 between Steinway and the NYCIDA.

         Nothing contained in this definition, in this Agreement or elsewhere, however, shall or shall be deemed, however, to recognize or establish any Lien priority or any other right or entitlement of any Person claiming or entitled to a Permitted Encumbrance hereunder. Wherever it appears, the term "Permitted Encumbrances" shall only signify that the existence thereof does not breach this Agreement. Notwithstanding any such permitted item(s), the Administrative Agent for the ratable benefit of the Lenders shall therefore at all times have a first and paramount Lien in all Collateral.

         "PERSON": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

         "PLAN": as defined in Section 6.11 hereof.

         "PLEDGE AGREEMENT": the Second Amended and Restated Pledge Agreement to be executed and delivered by the Loan Parties, substantially in the form of Exhibit E, as the same may be amended, supplemented or otherwise modified from time to time.

         "PRIME RATE": for the purpose of this Agreement means the rate of interest publicly announced from time to time by BNY at its principal office in New York at its prime rate or prime lending rate. This rate of interest is determined from time to time by BNY as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by BNY to any particular class or category of customers of BNY. BNY may make commercial loans or other loans at rate of interest at, above or below the Prime Rate.

         "QUALIFIED APPRAISER": a generally-recognized appraisal company selected by the Borrowers which is unaffiliated with the parties hereto and acceptable to the Administrative Agent in its sole discretion.

         "R AND S FORM": with respect to each Borrower, a certificate, substantially in the form of Exhibit B-2, with appropriate insertions, reporting the status of such Borrower's Eligible Accounts as of the date set forth therein, and executed on behalf of such Borrower by a duly authorized officer thereof.

         "RCRA": the Resource Conservation and Recovery Act, 42 U.S.C.
Section 6901 ET. SEQ., as same may be amended from time to time.

         "REGISTER": as defined in Section 12.10(d).

         "REGULATION U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

         "REIMBURSEMENT OBLIGATION": the obligation of the Borrowers to reimburse amounts paid by the Administrative Agent in respect of the Letter of Credit, including without limitation all amounts due or which may become due under the Letters of Credit, guarantees or any drafts or acceptances thereunder; all amounts charged or chargeable to the Borrowers or to the Administrative Agent by any bank, other financial institution or correspondent bank which opens, issues or is involved with such Letter of Credit; any other bank charges, fees and commissions, duties and taxes, costs of insurance; all such other charges and expenses which may pertain either directly or indirectly to such Letter of Credit, drafts, acceptances, guarantees or to the goods or documents relating thereto, and the Administrative Agent's charges as herein provided.

         "REORGANIZATION": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

         "REPORTABLE EVENT": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under Sections .21, .22, .23, .26, .27 or .28 of PBGC Reg. Section 4043.

         "REQUIRED LENDERS": at any time, Lenders the Credit Exposure Percentages of which aggregate at least 66-2/3%.

         "REQUIREMENT OF LAW": as to any Person, the Governing Documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "RESERVES": shall mean reserves for Collateral chargeable to a Borrower's account, as determined by the Administrative Agent in its sole judgment exercised in good faith, representing the ability of the Administrative Agent to effectively lower the advance rate for Loans under
Section 5.9 in the sole discretion of the Administrative Agent exercised in good faith.

         "RESPONSIBLE OFFICER": the Chief Executive Officer, President or Executive Vice President of a Loan Party or additionally, with respect to financial maters the Chief Financial Officer or Controller.

         "REVOLVER BORROWING BASE": at any time, an amount equal to the lesser of (I) Aggregate Maximum Revolving Credit Commitment Amount and (II) the sum of:

         (a) up to eighty percent (80%) of the then Eligible Accounts of Selmer, Boston Piano Co. and Steinway;

         (b) up to fifty percent (50%) of the then Eligible Accounts of UMI;

         (c) up to the sum of (A) in the case of Steinway grand pianos, the sum of (1) eighty-five percent (85%) of the Current Wholesale Value of all finished and near-finished pianos, (2) seventy-five percent (75%) of the Current Wholesale Value of Concert and Artist Bank Pianos and (3) seventy percent (70%) of the Current Wholesale Value of all Factory Returns; (B) in the case of Steinway upright pianos, the sum of (1) sixty-five percent (65%) of the Current Wholesale Value of all finished and near-finished pianos and
(2) fifty percent (50%) of the Current Wholesale Value of all Factory Returns; (C) in the case of Boston and Essex grand pianos, the sum of (1) sixty-five percent (65%) of the Standard Cost Value of all finished pianos and (2) fifty percent (50%) of the Standard Cost Value of all Factory Returns; and (D) in the case of Boston and Essex upright pianos, the sum of
(1) fifty percent (50%) of Standard Cost Value of all finished pianos and (2) forty percent (40%) of the Standard Cost Value of all Factory Returns;

         (d) up to fifty percent (50%) of the cost of the Eligible Inventory of Steinway constituting raw materials;

         (e) up to sixty-five percent (65%) of the cost of Eligible Inventory of Selmer constituting finished goods;

         (f) up to twenty-five percent (25%) of the cost of Eligible Inventory of Selmer constituting raw materials;

         (g) up to the lesser of $5,000,000 and twenty-five percent (25%) of the cost of Eligible Inventory of Selmer constituting work-in-process.

         (h) up to sixty-five percent (65%) of the cost of Eligible Inventory of UMI constituting finished goods; and

         (i) up to twenty-five percent (25%) of cost of the Eligible Inventory of UMI constituting raw materials and work-in-process;

in each instance less such Reserves as the Administrative Agent may reasonably deem proper and necessary in accordance with Section 5.9. The Revolver Borrowing Base in effect at any time shall be the Revolver Borrowing Base as shown on the Borrowing Base Certificate and the R and S Form most recently delivered by the Borrower pursuant to this Agreement; PROVIDED, however, that (i) if a Borrower shall fail to deliver a Borrowing Base Certificate when required pursuant to Section 8.2(a), the amounts calculated with respect to the Eligible Inventory of such Borrower shall be zero until such Borrowing Base Certificate is delivered.

         "REVOLVING CREDIT COMMITMENT": as to any Lender, the obligation of such Lender to make Revolving Credit Loans to the Borrowers pursuant to
Section 3.1 and/or to issue or participate in Letters of Credit issued on behalf of the Borrowers hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.1 under the caption "Revolving Credit Commitment" or in an Assignment and Acceptance, as such amount may be reduced from time to time in accordance with the provisions of this Agreement.

         "REVOLVING CREDIT COMMITMENT PERCENTAGE": as to any Lender at any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the aggregate Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Credit Loans then outstanding constitutes of the aggregate principal amount of the Revolving Credit Loans then outstanding).

         "REVOLVING CREDIT COMMITMENT PERIOD": the period from and including the date hereof to but not including the Termination Date or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein.

         "REVOLVING CREDIT LOANS": as defined in Section 3.1(a).

         "REVOLVING CREDIT NOTE": as defined in Section 3.2.

         "SCHEDULED PRINCIPAL PAYMENTS": all regularly scheduled payments of principal on any Indebtedness of the Loan Parties existing on or after the Closing Date, excluding the Senior Subordinated Notes and any Financing Leases.

         "SECURITY AGREEMENT": the Second Amended and Restated General Security Agreement to be executed and delivered by the Loan Parties, substantially in the form of Exhibit H, as the same may be amended, supplemented or otherwise modified from time to time.

         "SECURITY DOCUMENTS": the collective reference to the Term B Mortgages, the Steinway Hall Mortgage, the Steinway Hall ALR, the Pledge Agreement, the Security Agreement, the Cash Management Agreement, any other mortgage, pledge agreement, security agreement or other security document executed and delivered by a Subsidiary of SMI which becomes a Loan Party pursuant to Section 8.16 of this Agreement, and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any asset or assets of any Person to secure any of the Obligations or to secure any guarantee of any such Obligations.

         "SELMER": as set forth in the heading hereto.

         "SELMER NOTE:" that certain Promissory Note of Selmer, dated September 4, 1996 in an aggregate principal amount of $62,305,000.

         "SELMER REVOLVING INTEREST NOTE": that certain Revolving Promissory Note dated May 21, 1999, in an aggregate principal amount not to exceed $30,000,000 by Selmer to SMIT.

         "SELMER PREPAYMENTS/REBORROWINGS": Selmer's use of net cash balances in excess of $500,000 from time to time to prepay amounts owing to SMIT under the Selmer Note and Selmer's reborrowing from time to time of any amounts so repaid.

         "SMIT REVOLVING INTEREST NOTES": the Selmer Revolving Interest Note and the Steinway Revolving Interest Note.

         "SMIT NOTES": the Selmer Note, the Steinway Note, the SMIT Revolving Interest Notes and that certain Promissory Note, dated May 21, 1999 from Boston Piano GmbH to SMIT with respect to the Boston Piano Loan.

         "SENIOR SUBORDINATED INDENTURE": that certain Indenture, dated as of May 25, 1995, among Selmer, SMI, Steinway Musical Properties, Inc., Steinway, Boston Piano Co. and the Senior Subordinated Trustee, as amended, supplemented or otherwise modified from time to time.

         "SENIOR SUBORDINATED NOTE DOCUMENTS": the collective reference to the Senior Subordinated Notes, the Senior Subordinated Indenture, the Senior Subordinated Note Purchase Agreement and the Supplemental Indenture, dated as of September 15, 2000 by and among UMI Holdings, UMI and Firststar Bank of Minnesota, N.A., as trustee.

         "SENIOR SUBORDINATED NOTE PURCHASE AGREEMENT": that certain Purchase Agreement, dated May 18, 1995, by and between Selmer, Piano Acquisition Corp., SMI and Donaldson, Lufkin & Jenrette Securities Corporation, providing for the issuance and sale of the Senior Subordinated Notes, as amended, supplemented or otherwise modified from time to time.

         "SENIOR SUBORDINATED NOTES": those certain senior subordinated notes issued by Selmer from time to time in the aggregate principal face amount not to exceed $110,000,000 pursuant to the Senior Subordinated Indenture and the Senior Subordinated Securities Purchase Agreement.

         "SENIOR SUBORDINATED NOTE HOLDERS": the holders of the Senior Subordinated Notes.

         "SENIOR SUBORDINATED TRUSTEE": American Bank National Association, as Trustee for the Senior Subordinated Note Holders pursuant to the Senior Subordinated Indenture, and any successors or assigns of such Trustee.

         "SINGLE EMPLOYER PLAN": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

         "SMI": as set forth in the heading hereto.

         "SMIT NOTES": the Selmer Note, the Steinway Note, and the SMIT Revolving Interest Notes.

         "SMIT REVOLVING INTEREST NOTES": the Selmer Revolving Interest Note and the Steinway Revolving Interest Note.

         "STANDARD COST VALUE": shall mean, the standard invoice cost paid by SPC or its Subsidiaries to Kawai Musical Instruments, Ltd. or Young Chang Company, Ltd. for a Boston piano, excluding (a) inventory revaluation, if any, and (b) freight and delivery charges.

         "STEINWAY": shall have the meaning set forth in the heading hereto.

         "STEINWAY & SONS": Steinway and Sons, a New York corporation.

         "STEINWAY HALL": any and all buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter located on the real property encumbered by the Steinway Hall Mortgage or any part thereof.

         "STEINWAY HALL ALR": the Assignment of Leases and Rents, dated as of April 1, 1999, from Steinway to GMACCC.

         "STEINWAY HALL MORTGAGE": the Mortgage, Leasehold Mortgage, Assignment of Leases and Rents and Security Agreement, dated as of April 1, 1999 from Steinway to GMACCC, as amended by that certain First Amendment to Mortgage, Leasehold Mortgage, Assignment of Leases and Rents and Security Agreement dated as of the date hereof.

         "STEINWAY MANUFACTURING EQUIPMENT": at a particular date, all Equipment of Steinway, located in Queens, New York at the location of the improved real property of Steinway more fully described in the New York Mortgage, which is in good and merchantable condition and that may be properly classified as a capital asset in accordance with GAAP consistently applied.

         "STEINWAY NOTE": that certain Promissory Note of Steinway Musical Properties, Inc. dated May 25, 1995 in an aggregate principal amount of $80,000,000.

         "STEINWAY PIANOS": all finished and near-finished Steinway pianos, which term shall exclude Factory Returns, Concert and Artist Bank Pianos and Boston Pianos.

         "STEINWAY REVOLVING INTEREST NOTE": that certain revolving Promissory Note, dated May 21, 1999, in an aggregate principal amount not to exceed $30,000,000 by Steinway to SMIT.

         "STEINWAY PREPAYMENTS/REBORROWINGS": Steinway's use of net cash balances in excess of $500,000 from time to time to prepay amounts owing to SMIT under the Steinway Note and Steinway's reborrowing from time to time of any amounts so repaid.

         "STANDBY LETTER OF CREDIT": as defined in Section 4.1(b).

         "SUBSIDIARY": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrowers.

         "TANGIBLE NET WORTH": means at the end of any fiscal quarter (a) the aggregate amount of all assets of SMI and its consolidated Subsidiaries as may be properly classified as such in accordance with GAAP consistently applied, excluding such assets as are properly classified as intangible assets (including goodwill) under GAAP, plus (b) any amounts deducted from the consolidated net income of SMI and its consolidated Subsidiaries for the amortization of the write up of asset values done in connection with the Acquisition and reflected on the pro forma balance sheet attached as Schedule 6.1(b) hereto, LESS (c) the aggregate liabilities of the Borrower; and, in the case of (a) and (c) above, after adjustment for foreign currency translation properly reflected in the balance sheet attached as Schedule 6.1(b) in accordance with GAAP.

         "TERM A NOTE": as defined in Section 2.2(a).

         "TERM B MORTGAGES": the separate Guaranty Mortgage, Assignment of Leases and Rents and Security Agreement from O.S. Kelly to Lender, and (i) an Amended and Restated Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, (ii) three Mortgages, Assignments of Leases and Rents and Security Agreements, (iii) three Amended and Restated Mortgages, Assignments of Leases and Rents and Security Agreements, or (iv) Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, from Selmer or UMI to Lender, relating to the respective Eligible Real Estate, each in the form attached hereto as Exhibit J.

         "TERM B NOTE": as defined in Section 2.2(b).

         "TERMINATION DATE": as defined in Section 12.2.

         "TERM LOANS": the collective reference to Term Loan A and Term Loan B.

         "TERM LOAN A": as defined in Section 2.1(a).

         "TERM LOAN A ASSETS": the collective reference to Steinway Hall and any other assets pledged to the Administrative Agent for the ratable benefit of the Lenders pursuant to the Steinway Hall Mortgage.

         "TERM LOAN A COMMITMENT": as to any Lender, the obligation of such Lender to make its Term Loan A to the Borrowers pursuant to Section 2.1(a) hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.1 under the caption "Term Loan A Commitment" or in an Assignment and Acceptance, as such amount may be reduced from time to time in accordance with the provisions of this Agreement.

         "TERM LOAN A COMMITMENT PERCENTAGE": as to any Lender at any time, the percentage which such Lender's Term Loan A Commitment then constitutes of the aggregate Term Loan A Commitments.

         "TERM LOAN B": as defined in Section 2.1(b).

         "TERM LOAN B ASSETS": the collective reference to the Eligible Equipment, Eligible Real Estate and the Eligible Intellectual Property.

         "TERM LOAN B BORROWING BASE": at the Closing Date, an amount equal to the lesser of (a) $45,000,000 or (b) the sum of (i) up to eighty percent (80%) of the orderly liquidation value of Eligible Equipment as determined by an Appraisal, (ii) up to seventy percent (70%) of the fair market value of Eligible Real Estate as determined by an Appraisal and (iii) the lesser of
(A) up to thirty percent (30%) of the fair market value of the Eligible Intellectual Property as determined by an Appraisal and (B) $25,000,000;

         "TERM LOAN B COMMITMENT": as to any Lender, the obligation of such Lender to make its Term Loan B to the Borrowers pursuant to Section 2.1(b) hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.1 under the caption "Term Loan B Commitment" or in an Assignment and Acceptance, as such amount may be reduced from time to time in accordance with the provisions of this Agreement.

         "TERM LOAN B COMMITMENT PERCENTAGE": as to any Lender at any time, the percentage which such Lender's Term Loan B Commitment then constitutes of the aggregate Term Loan B Commitments.

         "TERM LOAN COMMITMENTS": as to any Lender, the collective reference to its obligation to make Term Loan A and Term Loan B to the Borrowers pursuant to Section 2.1 in the amount set forth opposite such Lender's name on Schedule 2.1 under the caption "Term Loans".

         "TERM NOTES": the collective reference to the Term A Note and the Term B Note.

         "TEXTRON": Textron Financial Corporation and its successors and assigns or any replacement party for Textron Financial Corporation, pursuant to Section 6.17 of this Agreement.

         "TEXTRON CONSENT AND CONFIRMATION": the Consent and Confirmation, dated as of the date hereof, substantially in the form of EXHIBIT G hereto, made by Textron in respect of the transactions contemplated hereby.

         "TEXTRON INTERCREDITOR AGREEMENT": the Intercreditor Agreement, dated as of August 9, 1993, among BNY Financial Corporation, Textron and Selmer, as amended, supplemented or otherwise modified from time to time.

         "TEXTRON NOTE PURCHASE AGREEMENT": that certain Master Note Purchase and Repurchase Agreement, dated as of December 2, 1993, between Textron and The Selmer Company, L.P., dated December 12, 1991, or any substantially similar replacement arrangement to which Selmer may later become a party, other than with Textron; PROVIDED that Selmer shall first have obtained the Administrative Agent's prior written consent (which consent shall not unreasonably be withheld) to any such replacement party and revised arrangement, which provides for an aggregate maximum principal Indebtedness thereunder of $15,000,000, which Note Purchase Agreement is in substantially in the form heretofore provided to the Administrative Agent.

         "TEXTRON RETURNED NOTES": as defined in Section 8.2(i) hereof.

         "TRADESTYLE/DIVISION AGREEMENTS": those certain letter agreement(s) between each of Steinway and Selmer, and the Lender, pertaining to the utilization of divisions and/or tradestyles in the operation of the business of the Loan Parties, substantially in the form of EXHIBITS H-1, H-2, and H-3 to this Agreement, as amended, supplemented or otherwise modified from time to time.

         "TRANSFEREE": as defined in Section 12.10(f).

         "TRUSTEE": the Senior Subordinated Trustee.

         "TYPE": as to any Loan, its nature as a Alternate Base Rate Loan or a Eurodollar Loan.

         "UMI DEALER NOTES": notes made by UMI dealers in favor of UMI.

         "UMI HOLDINGS": United Musical Instruments Holdings, Inc., a Delaware corporation.

         "UNIFORM CUSTOMS": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

         "VINCENT BACH" shall mean Vincent Bach International, Ltd., an English corporation.

         1.2 OTHER DEFINITIONAL PROVISIONS.

         (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes or any certificate or other document made or delivered pursuant hereto.

         (b) As used herein and in any Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

         (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

         (d) All terms used herein and defined in the Uniform Commercial Code as adopted in the State of New York shall have the meaning given therein unless otherwise defined herein.

         (e) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         SECTION 2. AMOUNT AND TERMS OF TERM LOAN COMMITMENTS

         2.1 TERM LOAN COMMITMENTS. (a) Subject to the terms and conditions hereof, each Lender holding the Steinway Hall Term Loan (as defined in the Existing Agreement) immediately prior to the Closing Date severally agrees to continue such Steinway Hall Term Loan hereunder (as so continued pursuant to this Agreement a "TERM LOAN A"). The amount of each Lender's Term Loan A shall be set forth on Schedule 2.1 hereto.

         (b) Subject to the terms and conditions hereof, each Lender severally agrees to make a term loan ("TERM LOAN B") to the Borrowers on the Closing Date in an amount not to exceed the lesser of (i) the amount of the Term Loan B Commitment of such Lender then in effect and (ii) such Lender's Term Loan B Commitment Percentage of the Term Loan B Borrowing Base then in effect; provided, that the Term Loan B Commitments shall terminate at 3:00 p.m., New York City time, on September 30, 2000, if Term Loan B has not been made prior to that time.

         (c) The Term Loans may from time to time be (a) Eurodollar Loans or
(b) Alternate Base Rate Loans, as determined in accordance with Section 5.2.

         2.2 TERM NOTES.

         (a) The Term Loan A of each Lender shall be evidenced by an amended and restated promissory note of the Borrowers, substantially in the form of Exhibit N-1 with appropriate insertions as to payee, date and principal amount (a "TERM A NOTE"), payable to the order of such Lender and representing the obligation of the Borrowers to pay the amount of the Term Loan A made by such Lender. Each Lender is hereby authorized to record the date, Type and amount of its Term Loan A and the date and amount of each payment or prepayment of principal thereof and each Conversion of all or a portion thereof to another Type, on the schedule annexed to and constituting a part of its Term A Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, that the failure of such Lender to make any such recordation shall not impair or otherwise affect the validity or enforceability of its Term A Note. Each Term A Note shall (a) be dated the Closing Date, (b) be stated to mature in installments in amounts equal to such Lender's Term Loan A Commitment Percentage of the amounts, and payable on the dates, set forth on Schedule 2.2, and (c) bear interest for the period from the date thereof on the unpaid principal amount thereof at the applicable interest rates per annum specified in Section 5.1. Interest on each Term A Note shall be payable on the dates specified in Section 5.1(e).

         (b) The Term Loan B of each Lender shall be evidenced by a promissory note of the Borrowers, substantially in the form of Exhibit J-2 with appropriate insertions as to payee, date and principal amount (a "TERM B NOTE"), payable to the order of such Lender and representing the obligation of the Borrowers to pay the amount of the Term Loan B made by such Lender. Each Lender is hereby authorized to record the date, Type and amount of its Term Loan B and the date and amount of each payment or prepayment of principal thereof and each Conversion of all or a portion thereof to another Type, on the schedule annexed to and constituting a part of its Term B Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, that the failure of such Lender to make any such recordation shall not impair or otherwise affect the validity or enforceability of its Term B Note. Each Term B Note shall (a) be dated the Closing Date, (b) be stated to mature in installments in amounts equal to such Lender's Term Loan B Commitment Percentage of the amounts, and payable on the dates, set forth on Schedule 2.2, and (c) bear interest for the period from the date thereof on the unpaid principal amount thereof at the applicable interest rates per annum specified in Section 5.1. Interest on each Term B Note shall be payable on the dates specified in Section 5.1(e).

         2.3 PROCEDURE FOR TERM LOAN B BORROWING. The Borrowers shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 a.m., New York City time, on the Closing Date) requesting that each Lender make its Term Loan B on the Closing Date and specifying (i) the Closing Date, and (ii) the amount to be borrowed, and (iii) instructions as to where such amounts are to be forwarded by the Administrative Agent. Upon receipt of such notice the Administrative Agent shall promptly notify each Lender thereof. On the Closing Date each Lender shall make available to the Administrative Agent at its office specified in
Section 12.6 the amount of such Lender's pro rata share of such borrowing in immediately available funds. The Administrative Agent shall on such date remit such amounts in accordance with such notice.

         SECTION 3. AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENTS

         3.1 REVOLVING CREDIT COMMITMENTS.

         (a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans ("REVOLVING CREDIT LOANS") to the Borrowers from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding as to all Borrowers not to exceed the lesser of (i) the amount of such Lender's Revolving Credit Commitment then in effect and (ii) such Lender's Revolving Credit Commitment Percentage of the Revolver Borrowing Base then in effect. During the Revolving Credit Commitment Period the Borrowers may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

         (b) The Revolving Credit Loans may from time to time be (i) Eurodollar Loans or (ii) Alternate Base Rate Loans or in accordance with
Section 5.2.


          3.2 REVOLVING CREDIT NOTES. The Revolving Credit Loans made by each Lender shall be evidenced by a promissory note of the Borrowers, substantially in the form of Exhibit J-3 with appropriate insertions as to payee, date and principal amount (a "REVOLVING CREDIT NOTE"), payable to the order of such Lender and evidencing the obligation of the Borrowers to pay a principal amount equal to the lesser of (a) the amount of the Revolving Credit Commitment of such Lender and (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by such Lender. Each Lender is hereby authorized to record the date, Type and amount of each Revolving Credit Loan made or Converted by such Lender, the date and amount of each payment or prepayment of principal thereof, and, in the case of Eurodollar Loans, the Interest Period with respect thereto, on the schedule annexed to and constituting a part of its Revolving Credit Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. Each Revolving Credit Note shall (x) be dated the Closing Date, (y) be stated to mature on the Revolving Credit Termination Date and (z) bear interest on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum determined as provided in Section 5.1. Interest on each Revolving Credit Note shall be payable on the dates specified in Section 5.1(e).

         3.3 PROCEDURE FOR REVOLVING CREDIT BORROWING. The Borrowers may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day in an aggregate principal amount not exceeding the lesser of (A) the aggregate Available RC Commitments then in effect and (B) the Revolver Borrowing Base then in effect, provided that the Borrowers shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 a.m., New York City time, on the requested Borrowing Date, specifying (i) the amount to be borrowed, and (ii) the requested Borrowing Date. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to $1,000 or a whole multiple of $1,000 in excess thereof. Upon receipt of any such notice from the Borrowers, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrowers at the office of the Administrative Agent specified in Section 12.6 prior to 11:00 a.m., New York City time, on the Borrowing Date requested by the Borrowers in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrowers on the days so requested by way of credit to the Borrowers' operating account at such bank as the Borrowers may designate following a notice to the Administrative Agent in immediately available funds or, with respect to

Revolving Credit Loans deemed to have been requested, be disbursed to the Lenders in payment of outstanding Obligations.

         3.4 COMMITMENT FEE. Borrowers agree to pay to the Administrative Agent for the account of the Lender a commitment fee for the period from and including the first day of the Revolving Credit Commitment Period to the Termination Date, computed at the rate of 1/4 of 1% per annum on the average daily amount of the Aggregate Maximum Revolving Credit Commitment Amount over the outstanding principal amount of the Revolving Credit Loans during the period for which payment is made, payable quarterly in arrears on the last Business Day of March, June, September and December of each year and on the Termination Date or such earlier date as the Revolving Credit Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof.

         3.5 TERMINATION OR REDUCTION OF REVOLVING CREDIT COMMITMENTS. The Borrowers shall have the right, upon not less than five Business Days' notice to the Administrative Agent, to terminate or reduce the Aggregate Maximum Revolving Credit Commitment Amount provided, that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the Aggregate Outstanding RC Extensions of Credit would exceed the Revolving Credit Commitments then in effect. Any such reduction shall be in an amount equal to $100,000 or a whole multiple thereof and shall reduce permanently the Revolving Credit Commitments then in effect. Any reductions of the Aggregate Maximum Revolving Credit Commitment Amount by the Borrowers pursuant to this Section 3.5 shall be without penalty or charge.

         3.6 ALL REVOLVING CREDIT LOANS BY THE LENDERS TO CONSTITUTE ONE LOAN. All Revolving Credit Loans to the Borrowers under this Agreement shall constitute a single, joint and several obligation of the Borrowers secured by the Administrative Agent's Lien for the ratable benefit of the Lenders in all the Collateral granted under the Security Documents and by all other Liens heretofore, now or at any time or times hereafter granted by the Loan Parties to the Administrative Agent for the ratable benefit of the Lenders.

         3.7 REPAYMENT OF LOANS.

         (a) The Lender may charge to a Borrower's account any and all Obligations. Unless otherwise specified, all Obligations, including all Revolving Credit Loans under Section 3.1 of this Agreement and any debit balance(s) in the applicable Borrowers' Account, shall be payable on the effective termination date of this Agreement. Recourse to Collateral will not be required at any time. All credit balances or other sums at any time outstanding to the Borrowers' credit and all Reserves on the Lender's books, and all of the Credit Parties' property in the Lender's possession at any time or in the possession of any parent, Affiliate or Subsidiary of the Lender, or in which the Lender or any of them have a Lien or security interest, may be held and reserved by Lender as security for all Obligations.

         (b) Each of the Borrowers recognizes that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by the Lender on the date received. The Administrative Agent shall conditionally credit the applicable Borrowers' Account on the Administrative Agent's books at such time as the Administrative Agent receives such payment; provided that such items of payment have been collected in good funds and finally credited to the Administrative Agent account. The Administrative Agent shall not, however, be required to credit the Borrowers' Account for the amount of any item of payment which is unsatisfactory to the Administrative Agent and the Administrative Agent may charge the Borrowers' Account for the amount of any item of payment which is returned to the Administrative Agent unpaid. The parties hereto hereby agree that the Borrowers will not be charged for any collection days with respect to such amounts received.

         SECTION 4. LETTERS OF CREDIT

         4.1 LETTER OF CREDIT FACILITY.

         (a) Subject to the terms and conditions hereof, and in the Administrative Agent's sole and absolute discretion, the Administrative Agent, upon the request of a Borrower, may from time to time apply for, join in the application for, or guarantee payment or performance of, one or more letters of credit (each, a "LETTER OF CREDIT") and any drafts or acceptances thereunder; PROVIDED, HOWEVER, without in any way limiting the discretion of the Administrative Agent, that in no event shall (i) the aggregate amount of the Letter of Credit Liabilities, PLUS the aggregate principal amount of the Revolving Credit Loans then outstanding exceed at any time the lesser of the Aggregate Maximum Revolving Credit Commitment Amount Facility and the Revolver Borrowing Base as in effect at such time, (ii) the face amount of any Letter of Credit be less than $50,000, or (iii) the expiration date of any Letter of Credit extend beyond the earlier of (x) the fifth Business Day preceding the Termination Date and (y) the date 364 days from the date of issuance following the date of such issuance, unless the Administrative Agent has approved such expiry date in writing (but never beyond the fifth Business Day prior to the Termination Date), PROVIDED, HOWEVER, that each Letter of Credit may be automatically extendible for periods of up to one year (but never beyond the fifth Business Day preceding the Termination Date) so long as such Letter of Credit provides that the Lender retains an option satisfactory to the Lender to terminate such Letter of Credit prior to each extension date.

         (b) Each Letter of Credit shall be denominated in Dollars and shall be either (A) a standby letter of credit issued to support obligations of any or all of the Loan Parties, contingent or otherwise, in respect of insurance obligations, to workman's compensation board or similar Governmental Authority for workman's compensation liabilities of a Loan Parties, and for such other purposes as may be approved by the Administrative Agent (such consent not to be unreasonably withheld) (a "STANDBY LETTER OF CREDIT"), or
(B) a commercial letter of credit issued in respect of the purchase of goods or services by the Borrowers in the ordinary course of business (a "COMMERCIAL LETTER OF CREDIT").

         (c) The following additional provisions shall apply to each Letter of Credit:

                  (i) The amount and extent of each Letter of Credit and the terms and conditions thereof and of any drafts or acceptances thereunder, shall in all respects be determined solely by or with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) and shall be subject to change, modification and revision by the Administrative Agent, at any time and from time to time.

                  (ii) Each Borrower hereby jointly, severally and unconditionally agrees to pay and reimburse the Administrative Agent on demand for the amount of each payment made by the Administrative Agent to the Issuing Bank or otherwise constituting a Reimbursement Obligation, together with interest thereon at the Eurodollar Rate from the date payment was made to the date on which payment is demanded by the Administrative Agent. Any such payment due from the Borrowers and not paid on the required date shall bear interest at rates specified in
         Section 5.1(d). The Administrative Agent is hereby authorized, but shall not be obligated, to make any such payment to itself on behalf of the Borrowers in whole or in part by making a Revolving Credit Loan or by otherwise charging the account of a Borrower.

                  (iii) The requesting Borrower shall pay to the Administrative Agent such letter of credit commissions as may be agreed upon by such Borrower and the Administrative Agent at the time of issuance thereof.

                  (iv) All Reimbursement Obligations shall be repaid to the Administrative Agent solely in Dollars.

                  (v) In addition to any indemnification hereunder each Borrower jointly, severally and unconditionally agrees to indemnify the Administrative Agent and hold the Administrative Agent harmless from and against any and all loss, claim or liability arising from any transactions, occurrences, errors or omissions relating to any Letter of Credit; the goods acquired thereunder (the "Goods"); the documents evidencing the Goods (the "Documents"); any discrepant or nonconforming provisions thereof; steamship or airway guaranties, releases, indemnities or delivery orders or similar documents; any drafts or acceptances; and all Reimbursement Obligations hereunder, including, but not limited to, any such loss, claim or liability due to any action, errors or omissions attributable to the issuer, the Administrative Agent, any other entity, or any other cause. Each Borrower's unconditional obligation to the Administrative Agent hereunder shall not be modified or diminished for any reason or in any manner whatsoever. Each Borrower agrees that any charges made by the Administrative Agent for such Borrower's account shall be conclusive on the Administrative Agent and may be repaid by the creation by the Administrative Agent of a Revolving Credit Loan or otherwise charged to such Borrower's account.

                  (vi) The Administrative Agent shall not be responsible for: the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any Documents; any difference or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in the Documents; the validity, sufficiency, or genuineness of any Documents or of any endorsements thereon, even if such Documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; any discrepant or nonconforming provisions in any Documents; the time, place, manner or order in which shipment is made; partial or incomplete shipment, or failure or omission to ship any or all of the goods referred to in any Letter of Credit or Documents; any deviation from instructions; delay, default, or fraud by the shipper and/or anyone else in connection with the Goods or the shipping thereof; or any breach of contract between the shipper or vendors and such Borrower. Furthermore, without being limited by the foregoing, the

         Administrative Agent shall not be responsible for any act or omission taken or made in good faith with respect to or in connection with any of the Goods or the Documents.

                  (vii) Each Borrower agrees that any action taken by the Administrative Agent, or any action taken by the issuer if taken in good faith, under or in connection with any Letter of Credit, the guarantees, the drafts or acceptances, or the Goods or the Documents, shall be binding on the Borrowers and shall not put the Administrative Agent in any resulting liability to the Borrowers. In furtherance thereof, the Administrative Agent shall have the full right and authority to take any of the following actions in the name of the Administrative Agent or any Borrower (and such Borrower agrees that it shall not have the right to take any such action without the Administrative Agent's express endorsement in writing): to clear and resolve any questions of non-compliance of Documents; to give any instructions as to acceptance or rejection of any Documents or Goods; to execute any and all applications for steamship or airways guarantees, releases, indemnities or delivery orders or similar documents; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances, all in the Administrative Agent's sole name; and the issuer shall be entitled to comply with and honor any and all such documents or instructions executed by or received solely from the Administrative Agent, all without any notice to or any consent from the Borrowers.

                  (viii) Each Borrower agrees that any necessary import, export or other licenses or certificates for the import or handling of the Goods will have been promptly procured; all foreign and domestic governmental laws and regulations in regard to the shipment and importation of the Goods, or the financing thereof will have been promptly and fully compiled with; and any certificates in that regard that the Administrative Agent may at any time request will be promptly furnished. In this connection, each Borrower warrants and represents that all shipments made under any such Letter of Credit will be in accordance with the governmental laws and regulations of the countries in which the shipments originate and terminate, and are not prohibited by any such laws and regulations. Each Borrower assumes all risk and liability for, and agrees to pay and discharge, all present and future local, state, federal or foreign taxes, duties or levies. Any embargo, restriction, laws, customs or regulations of any country, state, city or other political subdivision, where the Goods are or may be located, or wherein payments are to be made, or wherein drafts may be drawn, negotiated, accepted, or paid, shall be solely such Borrower's risk, liability and responsibility.

                  (ix) Any rights, remedies, duties or obligations granted or undertaken by each Borrower to the issuer in any application for any Letter of Credit, or any standing agreement relating to any Letter of Credit or otherwise, shall be deemed to have been granted to the Administrative Agent and apply in all respects to the Administrative Agent and shall be in addition to any rights, remedies, duties or obligations contained herein.

                  (x) The obligations of each Borrower under this Agreement and any Letter of Credit Document to reimburse the Administrative Agent or any L/C Participant for a payment made by the Administrative Agent or an L/C Participant to the issuer of a

         Letter of Credit or otherwise constituting a Reimbursement Obligation, and to repay any Revolving Credit Loan made in respect thereof, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other Letter of Credit Document under all circumstances, including the following:
         (i) any lack of validity or enforceability of this Agreement or any Letter of Credit Document; (ii) the existence of any claim, setoff, defense or other right that such Borrower may have at any time against any issuer, beneficiary, or any transferee of the Letter of Credit (or any Person for whom any such issuer, beneficiary or any such transferee may be acting), the Administrative Agent or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the Letter of Credit Documents or any unrelated transaction;
         (iii) any draft, demand, certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under the Letter of Credit, or any defense based upon the failure of any drawing under the Letter of Credit to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such drawing; or (iv) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrowers. To the extent that any provision of any Letter of Credit Document is inconsistent with the provisions of this Section 4, the provisions of this Section 4 shall control.

         4.2 L/C PARTICIPATIONS.

         (a) Each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Bank, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk, an undivided interest equal to such L/C Participant's Revolving Credit Commitment Percentage in the Issuing Bank's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Bank thereunder. Each L/C Participant unconditionally and irrevocably agrees that, if a draft is paid under any Letter of Credit for which the Issuing Bank is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Administrative Agent for forwarding to the Issuing Bank upon demand an amount equal to such L/C Participant's Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

         (b) If any amount required to be paid by any L/C Participant to the Issuing Bank pursuant to Section 4.2(a) in respect of any unreimbursed portion of any payment made by the Issuing Bank under any Letter of Credit is paid to the Administrative Agent within three Business Days after the date such payment is due, such L/C Participant shall pay to the Administrative Agent on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal funds rate, as quoted by the Issuing Bank, during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 4.4(a) is not in fact made available to the Issuing Bank such L/C Participant within three Business Days after the date such payment is due, the Administrative Agent shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Alternate Base Rate Loans hereunder. A certificate of the Administrative Agent submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

         (c) Whenever, at any time after the Issuing Bank has made payment under any Letter of Credit and the Administrative Agent has received from any L/C Participant its pro rata share of such payment in accordance with Section 4.4(a), the Administrative Agent or the Issuing Bank receives any payment related to such Letter of Credit (whether directly from the Borrowers or otherwise, including proceeds of collateral applied thereto by the Administrative Agent or Issuing Bank), or any payment of interest on account thereof, the Issuing Bank will distribute to such L/C Participant its pro rata share thereof; PROVIDED, HOWEVER, that in the event that any such payment received by the Issuing Bank shall be required to be returned by the Issuing Bank, such L/C Participant shall return to the Issuing Bank the portion thereof previously distributed by the Administrative Agent or Issuing Bank to it.

         SECTION 5. GENERAL PROVISIONS APPLICABLE TO LOANS

         5.1 INTEREST RATES AND PAYMENT DATES.

         (a) Each Eurodollar Loan shall bear interest for each day at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

         (b) Each Alternate Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

         (c) If the amount of Revolving Credit Loans outstanding on each of 10 or more calendar days (whether or not consecutive) in any month exceed the maximum amount of Revolving Credit Loans provided for in Section 3.1 above, then the average daily balance of the Revolving Credit Loans in said month shall bear interest at a rate equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 1/2 of 1% (the "Overadvance Interest Rate").

         (d) If all or a portion of (i) any principal of any Loan, (ii) any interest payable thereon, (iii) any commitment fee or (iv) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), the principal of the Loans and any such overdue interest, commitment fee or other amount shall bear interest at a rate per annum which is (x) in the case of principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (y) in the case of any such overdue interest, commitment fee or other amount, the rate described in paragraph (b) of this Section plus 2%, in each case from the date of such non-payment until such overdue principal, interest, commitment fee or other amount is paid in full (as well after as before judgment).

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

         (e) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (d) of this Section shall be payable from time to time on demand.

         5.2 CONVERSION. In the event that the Administrative Agent shall have reasonably determined (which determination shall be conclusive and binding upon the Borrowers) that adequate and reasonable means do not exist for ascertaining the Eurodollar Rate, the Administrative Agent shall promptly notify the Borrowers (by telephone or otherwise) of such determination. If the Administrative Agent shall give such notice to the Borrowers, then, at the discretion of the Administrative Agent, the Eurodollar Rate may be terminated and thereafter the Loans shall bear interest at the Alternate Base Rate.

         5.3 OPTIONAL PREPAYMENTS. Each Borrower may at any time and from time to time, prepay the Term Loans, in whole or in part, without premium or penalty, upon at least three Business Days' irrevocable notice to the Administrative Agent, specifying the date and amount of prepayment and whether the prepayment should be applied to Term Loan A or Term Loan B. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein and, accrued interest to such date on the amount prepaid. Partial prepayments of the Term Loans pursuant to this Section shall be applied pro rata to the installments of principal thereof until paid in full. Amounts prepaid on account of the Term Loans may not be reborrowed.

         5.4 MANDATORY PREPAYMENTS.

         (a) Subject to Section 5.1(c), if on any date on which a Borrowing Base Certificate is delivered pursuant to Section 8.2(a), the aggregate Outstanding RC Extensions of Credit exceed the Revolver Borrowing Base upon the demand of the Administrative Agent, the Borrowers shall prepay the Revolving Credit Loans and/or cash collateralize or replace Letters of Credit in an amount equal to the amount of such excess no later than the Business Day immediately following the date of delivery of such Borrowing Base Certificate.

         (b) If on any date the aggregate Outstanding RC Extensions of Credit exceeds the Revolving Credit Commitments, the Borrower shall immediately prepay the Revolving Credit Loans and/or cash collateralize or replace Letters of Credit in an amount equal to the amount of such excess no later than the next Business Day.

         (c) Unless the Required Lenders otherwise agree, the Borrowers shall prepay the Term Loan B and reduce the Term Loan B Commitments in an amount equal to the Net Proceeds of all sales, leases, assignments, exchanges or other dispositions for cash of any Term Loan B Asset (including, without limitation, but subject to clause (e) of this Section 5.4, insurance proceeds paid as a result of any destruction, casualty or taking of any property of a Borrower or any Subsidiary) by a Borrower or any Subsidiary of a Borrower that exceed in the aggregate $1,000,000 in any calendar year, no later than three Business Days following receipt by such Borrower or such Subsidiary of such proceeds, together with accrued interest to such date on the amount prepaid. Amounts prepaid pursuant to this Section 5.4(c) shall be applied FIRST PRO RATA to all installments of principal of the Term Loan B until paid in full and SECOND to prepayment of the Revolving Credit Loans and/or to cash collateralize or replace Letters of Credit. Nothing in this Section 5.4(c) shall be construed to derogate any restriction or limitation contained in any Loan Document imposed on any transaction of the types described in this Section 5.4(c), including without limitation the restrictions set forth in Sections 9.5 hereof.

         (d) Unless the Required Lenders otherwise agree, the Borrowers shall prepay the Term Loan A and reduce the Term Loan A Commitments in an amount equal to the Net Proceeds of all sales, leases, assignments, exchanges or other dispositions for cash of any Term Loan A Asset or group of Term Loan A Assets (including, without limitation, but subject to clause (e) of this Section 5.4, insurance proceeds paid as a result of any destruction, casualty or taking of any property of a Borrower or any Subsidiary) by a Borrower or any Subsidiary of a Borrower, no later than three Business Days following receipt by such Borrower or such Subsidiary of such proceeds, together with accrued interest to such date on the amount prepaid. Amounts prepaid pursuant to this Section 5.4(d) shall be applied FIRST PRO RATA to all installments of principal of the Term Loan A until paid in full and SECOND to prepayment of the Revolving Credit Loans and/or to cash collateralize or replace Letters of Credit. Nothing in this Section 5.4(d) shall be construed to derogate any restriction or limitation contained in any Loan Document imposed on any transaction of the types described in this Section 5.4(d), including without limitation the restrictions set forth in Sections 9.5 hereof.

         (e) Net Proceeds received by the Borrower or any Subsidiary as proceeds of insurance upon any destruction, casualty or taking with respect to any property of the Borrowers or any Subsidiary need not be applied as set forth in
Section 5.4(c) and 5.4(d) to the extent that such Net Proceeds are applied to the repair, rebuilding or replacement of the property which was the subject of such destruction, casualty or taking within 60 days after the receipt of such Net Proceeds. If required by the Administrative Agent, such Net Proceeds shall be held in a special collateral account, subject to the sole dominion and control of the Administrative Agent and in a manner reasonably satisfactory to the Administrative Agent, as additional Collateral for the Obligations and the Guarantees, until such time as it is to be applied to such repair, rebuilding or replacement.

         5.5 COMPUTATION OF INTEREST AND FEES.

         (a) Commitment fees and, whenever it is calculated on the basis of the Prime Rate, interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; and, otherwise, interest shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

         (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of a

Borrower, deliver to such Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 5.1(a).

         5.6 PRO RATA TREATMENT AND PAYMENTS.

         (a) Each borrowing by the Borrowers from the Lenders hereunder, each payment by the Borrowers on account of any commitment fee hereunder and any reduction of the Term Loan Commitments or the Revolving Credit Commitments of the Lenders shall be made pro rata according to the respective Term Loan Commitment Percentages or Revolving Credit Commitment Percentages, as applicable, of the Lenders. Each payment (including each prepayment) by the Borrowers on account of principal of and interest on the Term Loans or the Revolving Credit Loans shall be applied pro rata according to the respective outstanding principal amounts of the Term Loans or the Revolving Credit Loans, as applicable, then held by the Lenders. All payments (including prepayments) to be made by the Borrowers hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set-off or counterclaim and shall be made prior to 12:00 noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent's office specified in Section 12.6, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Business Day.

         (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its Term Loan Commitment Percentage or Revolving Credit Commitment Percentage, as applicable, of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error. If such Lender's Term Loan Commitment Percentage or Revolving Credit Commitment Percentage, as applicable, of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Alternate Base Rate Loans hereunder, on demand, from the Borrowers.

         5.7 TAXES.

         (a) All payments made by the Borrowers under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("NON-EXCLUDED TAXES") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any Note, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrowers shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of clause (b) of this Section. Whenever any Non-Excluded Taxes are payable by the Borrowers, as promptly as possible thereafter the Borrowers shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrowers showing payment thereof. If any Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrowers shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                  (i) (A) if such Lender is a "bank" within the meaning of
         Section 881(c)(3)(A) of the Code, deliver to the Borrowers and the Administrative Agent (x) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (y) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, or (B) if such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224, deliver (x) a certificate substantially in the form of Exhibit O (a "NON-BANK STATUS CERTIFICATE") and (y) two completed and signed copies of Internal Revenue Service Form W-8 or successor applicable form;

                  (ii) deliver to the Borrowers and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers; and

                  (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrowers or the Administrative Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrowers and the Administrative Agent. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, (ii) in the case of a Non-Bank Status Certificate, that it is not a "bank" as such term is defined in Section 881(c)(3)(A) of the Code, and (iii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a Participant pursuant to Section 12.11 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this Section, PROVIDED that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

         5.8 MATURED FUNDS. In the event that any amounts payable by the Administrative Agent to the Borrowers under this Agreement (as confirmed by the Administrative Agent by appropriate credit to a Borrower's account with the Administrative Agent) are not drawn by such Borrower, the Administrative Agent shall pay to such Borrower interest on such amounts while so held by the Administrative Agent (such amounts, while so held, being hereinafter referred to as "MATURED FUNDS") at a rate equal to the Prime Rate then in effect minus 3% (as applicable, the "MATURED FUNDS RATE"), it being understood and agreed that all amounts credited to any such account shall automatically and without any instruction from the Loan Parties be applied on the date of credit to the repayment of any Revolving Credit Loans of any Borrower then outstanding or against such other of the Obligations as may be determined by the Administrative Agent in accordance with Section 12.4. Such interest shall be paid to such Borrower by credit to applicable Borrower's account monthly on the last day of the month in which such interest accrues.

         5.9 CHANGES TO ADVANCE RATES, STANDARDS OF ELIGIBILITY AND RESERVES. The Administrative Agent shall be entitled to (a) reduce the advance rates, increase the standards of eligibility and establish or increase any reserves under this Agreement on thirty days' prior written notice to the Borrowers in the event that the most recent audit of accounts receivable and/or inventory of the Borrowers and their Subsidiaries conducted pursuant to Section 8.11 was, in the commercially reasonable judgment of the Administrative Agent, materially different from historical performance, and (b) with the prior written consent of the Lenders, increase the advance rates, reduce the standards of eligibility and reduce any reserves under this Agreement, in each case in its reasonable judgment.

         SECTION 6. REPRESENTATIONS AND WARRANTIES

         To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, each Loan Party hereby represents and warrants to the Administrative Agent and each Lender that:

         6.1 FINANCIAL CONDITION.

         (a) The consolidated balance sheet of the SMI and its consolidated Subsidiaries as at December 31, 1999 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by Deloitte & Touche LLP, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly in all material respects the consolidated financial condition of SMI and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. The unaudited consolidated balance sheet of SMI and its consolidated Subsidiaries as at July 1, 2000 and the related unaudited consolidated statements of income and of cash flows for the six-month period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly in all material respects the consolidated financial condition of SMI and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the six-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Neither SMI nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other financial derivative, which is not reflected in the foregoing statements or in the notes thereto. During the period from December 31, 1999 to and including the date hereof there has been no sale, transfer or other disposition by SMI or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of SMI and its consolidated Subsidiaries at December 31, 1999.

         (b) The PRO FORMA consolidated balance sheet of SMI and its consolidated Subsidiaries as at June 30, 2000, certified by a Responsible Officer of SMI (the "PRO FORMA BALANCE SHEET"), a copy of which has been provided to the Administrative Agent and each Lender, is the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries adjusted to give effect (as if such events had occurred on such date) to (i) the Acquisition, (ii) the making of the Term Loans, (iii) the making of the Revolving Credit Loans to be made on the Closing Date, (iv) the application of the proceeds of the foregoing in accordance with the terms of the Loan Documents and (v) the payment of all fees and expenses related to the foregoing transactions, as estimated in good faith as of the date of the Pro Forma Balance Sheet. The Pro Forma Balance Sheet, together with the notes thereto, presents fairly in all material respects, on a pro forma basis, the consolidated financial position of the Borrower and its

Subsidiaries as at June 30, 2000, assuming that the events specified in the preceding sentence had actually occurred on such date.

         (c) The June 9, 2000 consolidated projections of SMI and its consolidated Subsidiaries and their projected consolidated balance sheets as of the Effective Date, copies of which are annexed hereto as SCHEDULE 6.1(c), were prepared by the President and Chief Financial Officer of SMI, are based on underlying assumptions which provide a reasonable basis for the projections contained therein and reflect each of the President's and Chief Financial Officer's judgment based on present circumstances of the most likely set of conditions and course of action for the projected period. The projections and the projected consolidated balance sheets referred to in this Section 6.1(c), together with the Pro Forma Balance Sheet, are referred to as the "PRO FORMA FINANCIAL STATEMENTS".

         6.2 NO CHANGE. (a) Since December 31, 1999 there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect, and (b) during the period from December 31, 1999 to and including the date hereof no dividends or other distributions have been declared, paid or made upon the Capital Stock of the Borrowers nor has any of the Capital Stock of any Borrower been redeemed, retired, purchased or otherwise acquired for value by the Borrower or any of its Subsidiaries.

         6.3 EXISTENCE; COMPLIANCE WITH LAW. Each Loan Party (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction in which qualification and good standing are necessary for each of them to conduct their respective businesses and own their respective properties and where the failure to so qualify would have a Material Adverse Effect and (d) is in compliance in all material respects with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         6.4 POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. Each Loan Party has the power and authority, and the legal right, to execute and deliver and to perform its obligations under the Loan Documents to which it is a party. Each Borrower has the power and authority, and the legal right to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and any Notes. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which the Borrower is a party. This Agreement has been, and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of each Loan Party. This Agreement constitutes, and each other Loan Document to which it is a party when executed and delivered will constitute (and the Notes when executed and delivered for value will be), a legal, valid and binding obligation of each Loan Party enforceable against each such Loan Party in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         6.5 NO LEGAL BAR. The execution and delivery and performance of the obligations of the Loan Parties under, the Loan Documents to which each Loan Party is a party, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of any Loan Party and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation (other than Liens created by the Security Documents in favor of the Administrative Agent).

         6.6 NO MATERIAL LITIGATION. Except as disclosed on Schedule 6.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of any Loan Party, threatened by or against any Loan Party or against any of its respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could have a Material Adverse Effect.

         6.7 NO DEFAULT. No Loan Party is in default in the payment of the principal of, or interest on, any Indebtedness in excess of $500,000 in the aggregate or under any instrument or agreement under or subject to which any Indebtedness in excess of $500,000 in the aggregate has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder. No Loan Party is in default under or with respect to any of its Contractual Obligations other than with respect to the payment of principal and interest on any Indebtedness which involves a total of more than $500,000 in the aggregate. No Default or Event of Default has occurred and is continuing.

         6.8 NO BURDENSOME RESTRICTIONS. No Loan Party is party to any contract or agreement the performance of which would materially adversely affect its respective businesses, assets, operations or condition (financial or otherwise), as determined by the Administrative Agent in its sole discretion, exercised in good faith. No Loan Party has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of their respective properties, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.

         6.9 TAXES. Each Loan Party has filed or caused to be filed all tax returns which, to the knowledge of such Loan Party, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, except only for any such items (i) which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Loan Party and (ii) which in any single instance and in the aggregate for all Loan Parties do not exceed $100,000, inclusive of any interest and penalties that have been or may be asserted or claimed thereon. The provisions for taxes on its books are adequate for all years not closed by applicable statutes, and for its current fiscal year, and no Loan Party has knowledge of any deficiency or additional assessment in connection therewith not provided for on its books.

         6.10 FEDERAL REGULATIONS. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect, or for any purpose which violates, or which would be inconsistent with, the provisions of the regulations of such Board of Governors. If requested by any Lender or the Administrative Agent, the Loan Parties will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in said Regulation U.

         6.11 ERISA. Except as disclosed on SCHEDULE 6.11 attached hereto and made a part hereof, no Loan Party has any pension, profit sharing or other compensatory or similar plan (herein called a "PLAN") providing for a program of deferred compensation for any employee or officer. No Loan Party has received any notice to the effect that it is not in full compliance with any of the requirements of ERISA, and its regulations and, (i) no Loan Party has engaged in any Prohibited Transactions as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code as amended, (ii) each Loan Party has met all applicable minimum funding requirements under Section 302 of ERISA in respect of its plans and no funding requirements have been postponed or delayed, (iii) no Loan Party has any knowledge of any event or occurrence which would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any of the employee benefit plans, (iv) there exists no event described in Section 4043 of ERISA in respect of any Loan Party, excluding subsections 4043(b)(2) and 4043(b)(3) thereof, for which the 30 day notice period contained in 12 CFR
Section 2615.3 has not been waived, (v) no Loan Party has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than its employees or former employees, (vi) no Loan Party has withdrawn, completely or partially, from any multi-employer pension plans so as to incur liability under the Multi-Employer Pension Plan Amendments Act of 1980 and no other fact or situation, including but not limited to any "Reportable Event" or "Prohibited Transaction" as such terms are defined in ERISA, exists in connection with a plan.

         6.12 INVESTMENT COMPANY ACT; OTHER REGULATIONS. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness.

         6.13 SUBSIDIARIES. On the Closing Date, no Loan Party has any Subsidiaries except to the extent set forth on Schedule 6.13.

         6.14 ACCURACY AND COMPLETENESS OF INFORMATION. No representation or warranty made by any Loan Party, or in any financial statement, report, certificate or any other document furnished in connection herewith, contains any untrue statement of fact or omits to state any fact necessary to make the statements herein or therein not misleading. There is no fact known to any Loan Party or which reasonably should be known to it which it has not disclosed to the Lender in writing with respect to the Acquisition or any other transactions contemplated by this Agreement, which would have a Material Adverse Effect.

         6.15 NO LABOR DISPUTES. No Loan Party is involved in any labor dispute; there are no strikes or walkouts or union organization of any of their respective employees threatened, to the best of its knowledge, or in existence and no labor contract is scheduled to expire during the term of this Agreement other than as set forth on SCHEDULE 6.15 hereto.

         6.16 SOLVENCY. After giving effect to the Acquisition and this Agreement, each Loan Party is and will be, solvent, able to pay its debts as they mature, has capital sufficient to carry on its business and all businesses in which it is about to engage, and (i) as of the Closing Date, the fair present saleable value of the assets of each Loan Party, calculated on a going concern basis, is in excess of the amount of its liabilities and (ii) subsequent to the Closing Date, the fair saleable value of its assets (calculated on a going concern basis) will be in excess of the amount of its liabilities.

         6.17 INDEBTEDNESS. Except for the inter-company loan of Selmer to Vincent Bach permitted pursuant to Section 9.2 of this Agreement, as of the Closing Date, the aggregate accounts payable and/or accrued expenses of it are not materially different from its Interim Balance Sheet, dated June 30, 2000, supplied to the Administrative Agent and the Lenders. Without limiting the foregoing, in the case of Selmer, it additionally represents that as of the Closing Date: (a) the only Indebtedness due or which may become due from Selmer (as well as from any other Loan Party) to Textron or its assignees arises or shall arise under or in connection with the Textron Note Purchase Agreement; and
(b) the only Indebtedness due or which may become due from Selmer (as well as from any other Loan Party) to the holders of the Subordinated Notes are evidenced by the Senior Subordinated Notes in an aggregate principal amount not to exceed $110,000,000, which are in substantially the form heretofore provided to the Administrative Agent. Except for the Indebtedness referred to in subsections (a) and (b) immediately set forth above, the capital expenditures, Financing Leases and purchase money obligations permitted under Section 9.2 of this Agreement, the SMIT Notes, and the Obligations to the Lenders arising from time to time under this Agreement, no Loan Party has or shall have during the term of this Agreement, any long term Indebtedness with a maturity of one year or more.

         6.18 SOLVENCY OF CUSTOMERS. To the best of each of its knowledge, each of its respective Customers as of the date each related Account is created, is and shall be solvent and able to pay all Accounts on which the Customer is obligated in full when due and, with respect to each Customer of a Loan Party who is not solvent, such Loan Party has set up on its books and in its financial records bad debt reserves adequate to cover all Accounts upon which such Customer is obligated.

         6.19 FIRST PRIORITY SECURITY INTEREST. Upon the filing of UCC financing statements and the filing of the Mortgages as set forth in the Security Agreement, the Administrative Agent, for the ratable benefit of the Lenders shall have a perfected first priority security interest in all Collateral, subject only to Permitted Encumbrances.

         6.20 O.S.H.A. AND ENVIRONMENTAL COMPLIANCE.

         (a) Each Loan Party has duly complied in all material respects with, and its facilities, business assets, property, leaseholds and equipment are in compliance in all material respects with the provisions, of the Federal Occupational Safety and Health Act, the Environmental Protection Act, RCRA and all other Environmental Laws. There have been no outstanding citations, notices or orders of non-compliance issued to it or relating to its business, assets, property, leaseholds or Equipment under any such laws, rules or regulations.

         (b) Each Loan Party has been issued all required federal, state and local licenses, certificates or permits relating to, and it and its facilities, businesses, assets, property, leaseholds and equipment are in compliance in all material respects with, all applicable Environmental Laws.

         (c) (i) Except as set forth on SCHEDULE 6.20 hereto, concerning which no litigation is outstanding and no Liens against any Loan Party or any of its assets has been filed, there are no visible signs of releases, spills, discharges, leaks or disposal (collectively referred to as "RELEASES") of Hazardous Substances at, upon, under or within any real property or any premises leased by any Loan Party; (ii) there are no underground storage tanks or polychlorinated biphenyls on the Real Estate or any premises leased by any Loan Party; (iii) to the best of their knowledge, neither the Real Estate nor any premises leased by any Loan Party has ever been used as a treatment, storage or disposal facility of Hazardous Waste; and (iv) no Hazardous Substances are present on the Real Estate or any premises leased by any Loan Party, excepting such quantities as are handled in accordance with all applicable manufacturer's instructions and governmental regulations and in proper storage containers and as are necessary for the operation of its commercial business.

         (d) Each of the Loan Parties hereby, jointly and severally, indemnifies and holds the Administrative Agent and each Lender harmless from and against any liability, loss, damage, suit, action or proceeding pertaining to Hazardous Wastes or Toxic Substances, including, but not limited to, claims of any federal, state or municipal government or quasi-governmental agency or any third person, whether arising under CERCLA, RCRA, or any other federal, state or municipal law or regulation, or tort, contract or common law, in respect of any Loan Party.

         6.21 REGULATION H. No Mortgage encumbers improved real property which is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

         6.22 DOCUMENTS. The Administrative Agent has received complete copies in all material respects of the Existing Documents (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto) and all amendments thereto, waivers relating thereto and other side letters and agreements affecting the terms thereof. None of such documents and agreements has been amended or supplemented, nor have any of the provisions thereof been waived, in any material respect, except pursuant to a written agreement or instrument which has heretofore been consented to by the Lenders. Each of this Agreement and the Basic Documents has been duly executed and delivered by the applicable Loan Party and is in full force and effect. Simultaneously with the making of the initial Loans hereunder, the Acquisition will be duly consummated.

         6.23 SECURITIES LAWS. The execution and delivery of this Agreement and the other Basic Documents to which any Loan Party is a party by it will not directly or indirectly violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto.

         6.24 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of each Loan Party contained in this Agreement and the other Basic Documents shall be true at the time of execution of this Agreement and the other Basic Documents, and shall survive the execution, delivery and acceptance thereof by the Lenders and the parties thereto, the closing of the transactions described herein and therein or related hereto or thereto. Each Loan Party and the Lenders expressly agrees that any misrepresentation or breach of any representation or warranty whatsoever contained in this Agreement or the other Basic Documents shall be deemed material if it has a Material Adverse Effect, as determined by the Administrative Agent in its reasonable discretion.

         6.25 HART-SCOTT-RODINO. Any pre-merger notification required to be filed in respect of the transactions contemplated by the Acquisition Agreement pursuant to the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 has been filed and all applicable waiting periods thereunder have expired.

         6.26 REAFFIRMATION OF WARRANTIES AND REPRESENTATIONS. Each request for a Revolving Credit Loan made by a Borrower pursuant to this Agreement shall constitute (i) an automatic representation and warranty by it to the Administrative Agent and each Lender that there does not then exist an Event of Default or any event or condition which, with notice, lapse of time and/or the making of such Revolving Credit Loan, would constitute an Event of Default and
(ii) a reaffirmation as of the date of said request of all of the representations and warranties made by it and the other Loan Parties contained in this Agreement and the other Basic Documents.

         SECTION 7. CONDITIONS PRECEDENT

         7.1 CONDITIONS TO INITIAL LOANS. The agreement of each Lender to make the initial Loans requested to be made by it other than the Term Loan A and the agreement of the Issuing Lender to issue the initial Letter of Credit is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan on the Closing Date, of the following conditions precedent:

         (a) LOAN DOCUMENTS. The Administrative Agent shall have received:

                  (i) this Agreement, executed and delivered by a duly authorized officer of each Borrower, with a counterpart for each initial Lender,

                  (ii) for the account of each Lender having a Term Loan A Commitment, a Term A Note of the Borrowers conforming to the requirements hereof and executed by a duly authorized officer of each Borrower,

                  (iii) for the account of each Lender having a Term Loan B Commitment, a Term B Note of the Borrowers conforming to the requirements hereof and executed by a duly authorized officer of each Borrower,

                  (iv) for the account of each Lender having a Revolving Credit Commitment, a Revolving Credit Note of the Borrowers conforming to the requirements hereof and executed by a duly authorized officer of each Borrower,

                  (v) the Pledge Agreement, executed and delivered by a duly authorized officer of the parties thereto, with a counterpart or a conformed copy for each initial Lender,

                  (vi) the Guarantee, executed and delivered by a duly authorized officer of the parties thereto, with a counterpart or a conformed copy for each initial Lender,

                  (vii) the Security Agreement, executed and delivered by a duly authorized officer of the parties thereto, with a counterpart or a conformed copy for each initial Lender,

                  (viii) each of the Mortgages, each executed and delivered by a duly authorized officer of the parties thereto, with a counterpart or a conformed copy for each initial Lender,

                  (ix) the First Amendment to Mortgage, Leasehold Mortgage, Assignment of Leases and Rents and Security Agreement, dated as of the date hereof executed and delivered by a duly authorized officer of the parties thereto, with a counterpart or a conformed copy for each initial Lender,

         (b) RELATED AGREEMENTS. The Administrative Agent shall have received, with a copy for each Lender, true and correct copies, certified as to authenticity by the Borrower, of the Acquisition Agreement, the other Basic Documents and such other documents or instruments as may be reasonably requested by the Administrative Agent, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which the any Loan Party may be a party.

         (c) CONCURRENT TRANSACTIONS.

                  (i) The Acquisition shall have been, or shall be concurrently with the making of the initial Loans, consummated in accordance with the terms of the Acquisition Agreement, without any amendment, modification or waiver thereof except with the consent of the Required Lenders, and the Administrative Agent shall have received evidence satisfactory to it to that effect.

                  (ii) All amounts owing to the Existing Creditors under the Existing Indebtedness shall have been, or shall be concurrently with the making of the initial Loans, repaid in full, and any Liens created in connection with the Existing Indebtedness shall have been or shall, concurrently with the making of the initial Loans, released, and the Existing Indebtedness shall terminate and be of no further force and effect upon such repayment; in each case pursuant to such payout letters, Lien releases, termination statements, mortgage satisfactions and other documents as the Administrative Agent may require, each of which shall be in form and substance satisfactory to the Administrative Agent.

         (d) SECRETARY'S CERTIFICATES. The Administrative Agent shall have received, with a counterpart for each initial Lender, a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit P, with appropriate insertions and attachments, satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of such Loan Party which certificate shall attach and/or address the following:

                  (i) CORPORATE PROCEEDINGS OF THE LOAN PARTIES. A copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of each Loan Party authorizing (i) the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, (ii) the borrowings contemplated hereunder and (iii) the granting by it of the Liens created pursuant to the Security Documents, certified by the Secretary or an Assistant Secretary of such Loan Party as of the Closing Date, which certificate shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded;

                  (ii) INCUMBENCY. The incumbency and signature of the officers of such Loan Party executing any Loan Document satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of such Loan Party;

                  (iii) CORPORATE DOCUMENTS. True and complete copies of organizational documents of each Loan Party, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Loan Party; and

                  (iv) GOOD STANDING CERTIFICATES. Certificates dated as of a recent date from the Secretary of State or other appropriate authority, evidencing the good standing of each Loan Party (i) in the jurisdiction of its organization and (ii) in each other jurisdiction where its ownership, lease or operation of property or the conduct of its business requires it to qualify as a foreign Person except, as to this subclause (ii), where the failure to so qualify would not have a Material Adverse Effect.

         (e) BORROWING BASE CERTIFICATE. The Administrative Agent shall have received, with a counterpart for each Lender a Borrowing Base Certificate for each Borrower as of August 26, 2000, with appropriate insertions and dated the Closing Date, satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President of the Borrower.

         (f) INTERCREDITOR AGREEMENT. The Administrative Agent shall have received, with a copy for each Lender, the Textron Consent and Confirmation in respect of the Textron Intercreditor Agreement, duly executed and delivered by the parties thereto.

         (g) STEINWAY UCC-2S AND UCC-3. With respect to UCC-1 financing statements in favor of Steinway or Boston Piano Co., the Administrative Agent shall have received UCC-2s or UCC-3s Amending such UCC-1 financing statements to reflect the Administrative Agent as assignee of the secured party for the ratable benefit of the Lenders.

         (h) UMI UCC-1S. The Administrative Agent shall have received all UCC-1 financing statements with respect to UMI Holdings and its Subsidiaries as the Administrative Agent shall request.

         (i) UCC-2S AND UCC-3S. The Administrative Agent shall have received all UCC-2 and UCC-3 financing statements reflecting the Administrative Agent as assignee of the secured party for the ratable benefit of the Lenders.

         (j) THIRD PARTY DOCUMENTATION AND ARRANGEMENTS. The Administrative Agent shall have received, with a copy for each Lender, complete and accurate copies of all material agreements, instruments and other documentation of each of the Loan Parties and SMI with or concerning any of them with the following
Persons: Textron, the Senior Subordinated Trustee, the Senior Subordinated Note Holders, or which in any case relate in any manner to the Acquisition Agreement, the Acquisition, any arrangement with or concerning any third parties which survive the Closing Date, including without limitation all Schedules and Exhibits thereto, including without limitation with or concerning any of the Senior Subordinated Note Holders, and/or the Senior Subordinated Trustee, and Textron, and the Administrative Agent and each Lender shall have reviewed such documentation and found each and all of the foregoing items acceptable in its sole discretion exercised in good faith. Without limiting the foregoing, on or prior to the Closing Date, the Administrative Agent and each Lender must have been furnished with: copies of all material documentation between Selmer and Textron which is to survive such date, including, without limitation, the Textron Note Purchase Agreement, together with any amendment thereto. Also without limiting the foregoing, no event of default shall exist under the Textron Note Purchase Agreement, through and including the end of the term of this Agreement. Should the Administrative Agent or the Lenders at any time and from time to time after the Closing Date consider any agreement, instrument, other document, of any type or nature referred to above, and/or any notice(s) or communication(s) in relation thereto, to be material, the relevant Loan Party shall promptly provide a copy thereof to the Administrative Agent, with a copy to each Lender, at the Administrative Agent's request.

         (k) FEES. The Administrative Agent shall have received the fees to be received on the Closing Date referred to in the Fee Letter and all reasonable fees, expenses, changes and disbursements of the Administrative Agent's counsel shall have been paid in full.

         (l) LEGAL OPINIONS. The Administrative Agent shall have received, with a counterpart for each Lender, the following executed legal opinions:

                  (i) the executed legal opinion of Milbank, Tweed, Hadley & McCloy LLP, counsel to the Borrowers and the other Loan Parties, substantially in the form of Exhibit M-1;

                  (ii) the executed legal opinion of Dennis Hanson, General Counsel to the Borrowers and the Loan Parties, substantially in the form of Exhibit M-2; and

                  (iii) the executed legal opinion of counsel in each jurisdiction where any of the Loan Parties maintains Collateral that exceeds $250,000 in the aggregate in the form attached hereto as Exhibit N.

Each such legal opinion shall cover such other matters incident to the transactions contemplated by this the Acquisition and Agreement as the Administrative Agent may reasonably require.

         (m) PLEDGED STOCK; STOCK POWERS; PLEDGED INTERESTS; PLEDGED NOTES. The Administrative Agent shall have received:

                  (i) the certificates representing the shares or interests pledged pursuant to the Pledge Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof,

                  (ii) the notes pledged pursuant to the Pledge Agreement, each endorsed in blank by a duly authorized officer of the pledgor thereof.

Each issuer referred to in the Pledge Agreement shall have delivered an acknowledgement of and consent to such Pledge Agreement, executed by a duly authorized officer of such issuer, in substantially the form appended to such Pledge Agreement.

         (n) ACTIONS TO PERFECT LIENS. The Administrative Agent shall have received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements on form UCC-1, necessary or, in the opinion of the Administrative Agent, desirable to perfect the Liens created by the Security Documents shall have been completed.

         (o) SURVEYS. The Administrative Agent shall have received, and the title insurance company issuing the policies referred to in Section 7.1(o) (the "TITLE INSURANCE COMPANY") shall have received, maps or plats of an as-built survey of the sites of the property covered by each Term B Mortgage certified to the Administrative Agent and the Title Insurance Company in a manner satisfactory to them, dated a date satisfactory to the Administrative Agent and the Title Insurance Company by an independent professional licensed land surveyor satisfactory to the Administrative Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1962, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (i) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (ii) the lines of streets abutting the sites thereof;
(iii) all access and other easements appurtenant to the sites or necessary to use the sites; (iv) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (v) any encroachments on any adjoining property by the building structures and improvements on the sites; and (vi) if the site is described as being on a filed map, a legend relating the survey to said map.

         (p) TITLE INSURANCE POLICY. The Administrative Agent shall have received in respect of each parcel covered by each Mortgage a mortgagee's title policy (or policies) or marked up unconditional binder for such insurance dated the Closing Date. Each such policy shall (i) be in an amount satisfactory to the Administrative Agent; (ii) be issued at ordinary rates; (iii) insure that the each Term B Mortgage insured thereby creates a valid first Lien on such parcel free and clear of all defects and encumbrances, except such as may be approved by the Administrative Agent; (iv) name the Administrative Agent for the benefit of the Lenders as the insured thereunder; (v) be in the form of ALTA Loan Policy
- 1970 (Amended 10/17/70); (vi) contain such endorsements and affirmative coverage as the Administrative Agent may request and (vii) be issued by title companies satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Administrative Agent). The Administrative Agent shall have received evidence satisfactory to it that all premiums in respect of each such policy, and all charges for mortgage recording tax, if any, have been paid.

         (q) FLOOD INSURANCE. If the property covered by a Term B Mortgage is located in a 50- or 100- year flood plain, the Administrative Agent shall have received (i) a policy of flood insurance which (A) covers any parcel of improved real property which is encumbered by any Term B Mortgage, (B) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Term B Mortgage which is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the Act, whichever is less, and (C) has a term ending not later than the maturity of the indebtedness secured by such Term B Mortgage and (ii) confirmation that the Company has received the notice required pursuant to Section 208(e)(3) of Regulation H of the Board of Governors of the Federal Reserve System.

         (r) COPIES OF DOCUMENTS. The Administrative Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in Section 7.1(o) and a copy, certified by such parties as the Administrative Agent may deem appropriate, of all other documents affecting the property covered by each Mortgage.

         (s) LIEN SEARCHES. The Administrative Agent shall have received the results of a recent search by a Person satisfactory to the Administrative Agent, of the Uniform Commercial Code, judgment and tax lien filings which may have been filed with respect to personal property of each Loan Party, and the results of such search shall be satisfactory to the Administrative Agent.

         (t) FINANCIAL CONDITION CERTIFICATES. The Administrative Agent shall have received a certificate executed by a Responsible Officer of each of the Loan Parties satisfactory in form and substance to it, certifying to the best of the signer's knowledge after due inquiry, the solvency of the Loan Party after giving effect to the Acquisition, this Agreement and the Indebtedness contemplated hereby and by the Senior Subordinated Notes and as to the Loan Party's financial resources and its ability to meet its obligations and liabilities as they become due, to the effect that as of the Effective Date and after giving effect to this Agreement:

                  (i) the assets of each of the Loan Parties, at a fair valuation, exceed the total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Loan Party;

                  (ii) current projections (which projections are based on underlying assumptions that provide a reasonable basis for such projections and that reflect each Loan Party's judgment based on present circumstances) of the most likely set of circumstances, and such Loan Party's most likely course of action for the period projected, demonstrate that such Loan Party will have sufficient cash flow to enable it to pay its debts as they mature; and

                  (iii) No Loan Party has an unreasonably small capital base with which to engage in its anticipated business.

For purposes of subsection (i) above, the "fair valuation" of the assets of each Loan Party shall be determined on the basis of the amount which may be realized within a reasonable time, whether through collection or sale of such assets at market value, with the latter deemed to be the amount which could be obtained for the property in question within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions.

         (u) PRO FORMA FINANCIAL STATEMENTS. The Administrative Agent shall have received a copy of the Pro Forma Financial Statements referred to in Section 6.1(b) which shall be satisfactory in all respects to the Administrative Agent and no material adverse change shall have occurred which in the Administrative Agent's sole judgment, exercised in good faith, would have a Material Adverse Effect;

         (v) INSURANCE. The Administrative Agent shall have received evidence in form and substance satisfactory to it that all of the requirements of Section
8.12 hereof shall have been satisfied.

         (w) ENVIRONMENTAL REPORTS. The Administrative Agent shall have received Phase I environmental reports with respect to the Eligible Real Estate, and, if requested by the Administrative Agent based upon its review of the Phase I environmental reports, Phase II or other environmental reports, prepared by a Person satisfactory to the Administrative Agent, and which such Person shall have confirmed in writing that the Administrative Agent and the Lenders shall be entitled to rely upon, with respect to the Eligible Real Estate, and such environmental reports shall be in form and substance satisfactory to the Administrative Agent.

         (x) COLLATERAL EXAMINATION. The Administrative Agent shall have completed examinations of the Collateral and received Appraisals, the results of which shall be satisfactory in form and substance to the Administrative Agent, of the Receivables, Inventory, General Intangibles and Equipment of each of the Loan Parties and all books and records in connection therewith.

         (y) HART-SCOTT-RODINO. The Administrative Agent shall have received evidence satisfactory to it that a pre-merger notification in respect of the Acquisition has been filed pursuant to the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and that all applicable waiting periods have expired without objection.

         (z) CREDIT AVAILABILITY. Immediately following the closing of the Acquisition Agreement and the Acquisition, the making of the initial Revolving Credit Loan, and the payment of the transaction costs listed on Schedule 7.1 (assuming all said transaction costs are paid on the Closing Date), aggregate amount available under this Agreement shall not be less than $10,000,000.

         (aa) NO LITIGATION. (i) No litigation, investigation or proceeding before or by any arbitrator or Government Authority shall be continuing or threatened against the Loan Parties or against the officers or directors of the Loan Parties (A) in connection with this Agreement or the other Basic Documents or the Acquisition or any of the other transactions contemplated thereby and which, in the reasonable opinion of the Administrative Agent, is deemed material or (B) which, if adversely determined, would, in the reasonable opinion of the Administrative Agent, have a material adverse effect on the business, assets, operations or condition (financial or otherwise) of any Borrower or the Loan Parties taken as a whole; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to any Borrower or the Loan Parties taken as a whole or to the conduct of its or their business or inconsistent with the due consummation of this Agreement shall have been issued by any Governmental Authority.

         7.2 CONDITIONS TO EACH LOAN. The agreement of each Lender to make any Loan requested to be made by it on any date (including, without limitation, its initial Loan) and the agreement of the Issuing Lender to issue any Letter of Credit (including, without limitation, its initial Letter of Credit) is subject to the satisfaction of the following conditions precedent:

         (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. Each of the representations, warranties and covenants made by each of the Loan Parties in or pursuant to the Loan Documents and each of the representations, warranties and covenants contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

         (b) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date; provided, however, that the Majority Lenders may agree to continue to make Revolving Credit Loans notwithstanding the existence of a Default or an Event of Default.

         (c) MAXIMUM REVOLVING CREDIT LOANS. In the case of Revolving Credit Loans requested to be made or Letters of Credit to be issued, after giving effect thereto, the aggregate Outstanding RC Extensions of Credit shall not exceed the Revolver Borrowing Base.

         (d) BORROWING BASE. In the case of any Revolving Credit Loans requested to be made or Letters of Credit to be issued, the Administrative Agent shall have timely received a Borrowing Base Certificate and a R and S Form for the most recent period for which such

Borrowing Base Certificate and R and S Form is required to be delivered, in accordance with Sections 8.2(a) and 8.2(b).

         (e) ADDITIONAL MATTERS. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement, the other Loan Documents, the Transaction Documents and the Other Documents shall be satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request; including, without limitation, a legal opinion from counsel in a state where Inventory having a Fair Market Value in excess of $250,000 is held not later that thirty days after the making of such Revolving Credit Loan, if such legal opinion has not previously been obtained.

Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date thereof that the conditions contained in this Section 7.2 have been satisfied.

         SECTION 8. AFFIRMATIVE COVENANTS

         Each of the Borrowers hereby agrees that, so long as any of the Commitments remain in effect or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, such Borrower shall (and in the case of Sections 8.1, 8.4, 8.15, 8.16 and 8.20 each other Loan Party shall):

         8.1 FINANCIAL STATEMENTS. Furnish to the Administrative Agent:

         (a) as soon as available, but in any event within 90 days after the end of each fiscal year of SMI, a copy of the consolidated balance sheet of SMI and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, including, but not limited to, statements of income and stockholders' equity and changes in financial position of SMI and its consolidated Subsidiaries from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and certified without any material qualification by an independent certified public accounting firm selected by SMI and satisfactory to the Administrative Agent and the Lenders (the "ACCOUNTANTS"). The Administrative Agents and the Lenders agree that the six largest nationally recognized public accounting firms shall be deemed satisfactory to the Administrative Agent and the Lenders. The report of such Accountants shall be accompanied by a statement of such Accountants certifying that, in making the examination upon which such report was based, either no information came to their attention which to their knowledge constituted an Event of Default or a Default under this Agreement or any related agreement or, if such information came to their attention, specifying any such default, and such report shall contain or have appended thereto calculations which set forth compliance with the requirements or restrictions imposed by Section 9.1 hereof. The financial statements shall be accompanied by a certificate of SMI, signed by a Responsible Officer, certifying the accuracy of such financial statements and stating whether a Default or an Event of Default has occurred;

         (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of SMI, the unaudited balance sheet of SMI and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of SMI and its consolidated Subsidiaries reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal year end adjustments;

         (c) as soon as available, but in any event not later than 30 days after the end of each calendar month, the unaudited balance sheets of SMI and its consolidated Subsidiaries as at the end of such month and the related unaudited statements of income and retained earnings and of cash flows of SMI and its consolidated Subsidiaries reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal year end adjustments and on a consolidated basis; and

         (d) upon the Administrative Agent's request promptly furnish all internal financial reports, and such other reports as the Administrative Agent may from time to time reasonably request, including any reports prepared for the internal use of any Loan Party or any of their respective Subsidiaries, or otherwise made available or sent to any of their respective stockholders. Without limiting the foregoing, or any of the Administrative Agent's rights to pursue any of its rights or remedies under this Agreement, should any Inventory certification(s) to which the Lender is entitled under this Agreement not be received by the Administrative Agent within fifteen (15) days of the end of any month, or within fifteen (15) days of the date that any other Inventory certification is to be provided hereunder, any and all Revolving Credit Loans based upon Eligible Inventory under this Agreement shall then be made only in the Administrative Agent's sole discretion exercised in good faith, and said Revolving Credit Loans will only be reinstated in accordance with this Agreement in the event the necessary certification(s) is (are) provided to the Administrative Agent by no later than the thirtieth (30th) day following the date(s) such certification(s) was (were) to have been furnished pursuant to this Agreement. However, should such failure continue following said thirtieth (30th) day, any and all Revolving Credit Loans based upon Eligible Inventory shall then no longer be included under this Agreement within the Borrowing Base and the maximum amount of Revolving Credit Loans shall be reduced accordingly;

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

         8.2 CERTIFICATES; OTHER INFORMATION. Furnish to the Administrative
Agent:

         (a) within 15 days of the last Business Day of each fiscal month: (i) a Borrowing Base Certificate for each Borrower, (ii) a seven-way reconciliation report for each Borrower that is substantially in the form attached hereto as EXHIBIT B-3, (iii) accounts receivable agings and accounts payable schedules and
(iv) an R and S Form; each of (i), (ii), (iii) and (iv) shall list, as appropriate, the Eligible Accounts and Eligible Inventory for such Borrower as of the Last

Business Day of the immediately preceding month and shall be acceptable to the Administrative Agent in its sole discretion exercised in good faith;

         (b) not less than once a week, each Borrower shall deliver an R and S Form listing Eligible Accounts as of the immediately preceding week;

         (c) promptly after the end of each calendar quarter and together with the unaudited balance sheets required to be delivered under Section 8.1(b), a certificate of a Responsible Officer certifying that, (i) such unaudited balance sheets are accurate and complete, (ii) as at the end of such calendar quarter, it was in compliance with all of the covenants set forth in this Section 8 hereof and Section 9.17, and (iii) that no other Default or Event of Default has occurred, which certificate shall be in the form of Exhibit S hereto and shall be accompanied by a schedule which sets forth in reasonable detail calculations of the amounts and ratios required to be maintained by it pursuant to Sections
9.1 and Section 9.17 hereof;

         (d) no more than ninety (90) days after the beginning of each of SMI and its consolidated subsidiaries' fiscal years beginning with its next fiscal year, a quarter by quarter projected operating budget and cash flow of SMI and its consolidated Subsidiaries for such fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), such projections to be accompanied by a certificate signed by a Responsible Officer to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared;

         (e) immediately upon learning thereof, a report of all matters materially affecting the value, enforceability or collectibility of any portion of the Collateral in excess of $250,000; after the withdrawal by the Administrative Agent of its authority to do so, a Loan Party shall not, without the Administrative Agent's prior written consent, compromise or adjust any Accounts (or extend the time for payment thereof) or accept any returns of merchandise or grant any additional discounts, allowances or credits thereon;

         (f) concurrently with the delivery of the financial statements referred to in Section 8.1(a) and (b), a certificate of such Loan Party signed by a Responsible Officer of such Loan Party stating such Loan Party is in compliance in all material respects with all federal, state and local laws relating to environmental protection and control and occupational safety and health; to the extent that such Loan Party is not in material compliance with the foregoing laws, the certificate shall set forth with specificity all areas of non-compliance and the proposed action it will implement in order to achieve material compliance;

         (g) written notification of any litigation in excess of $250,000 at any time pending in the aggregate, affecting such Loan Party, whether or not the claim is covered by insurance, and of any suit or administrative proceeding, which may adversely affect the Collateral or such Loan Party's business, assets, operations, condition or prospects (financial or otherwise);

         (h) prompt written notification of the occurrence of (i) any Default or Event of Default; (ii) any event, development or circumstance whereby the financial statements most recently furnished to the Administrative Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition and operating results of such Loan Party as of the date of such financial statements; (iii) any accumulated retirement plan funding deficiency under the Internal Revenue Code; (iv) each and every default or event of default by such Loan Party which has resulted in acceleration of, or which might result in the acceleration of, the maturity of any Indebtedness in excess of $500,000 and the amount of Indebtedness involved; and (v) any other development in the business or affairs of such Loan Party which would reasonably be expected to have a Material Adverse Effect; in each case describing the nature thereof and the action such Loan Party proposes to take with respect thereto;

         (i) prompt written notification of the occurrence of and in any event, prior to the date that any Revolving Credit Loans are requested by Selmer from the Lenders for the purpose of repurchase of any note(s) from Textron: (i) the rejection by Textron of any note(s) offered to it by Selmer under the Textron Note Purchase Agreement; or (ii) the request by Textron for repurchase by Selmer of any note(s) under the Textron Note Purchase Agreement (and any and all such note(s) referred to in (i) and/or (ii) hereof are herein referred to individually and collectively as the "Textron Returned Notes");

         (j) immediate notification if any of its Accounts arise out of contracts between a Loan Party and the United States, any state, or any department, agency or instrumentally of any of them;

         (k) promptly upon receipt of the same from any of the following:
Textron, ITT, the Senior Subordinated Trustee, or any Senior Subordinated Note Holder a copy of any notice or other communication pertaining to the occurrence of an event of default under any agreement, instrument or document of such Loan Party with or concerning such Person, or pertaining to the occurrence of any event, which with the giving of notice, the passage of time, or both, would constitute an event of default under any such agreement, instrument or document;

         (l) such additional information as the Administrative Agent may reasonably request (including but not limited to, financial projections, in form and content, and at intervals satisfactory to the Administrative Agent) to enable the Administrative Agent and each Lender to determine whether the terms, representations, warranties, covenants, agreements, provisions and conditions of this Agreement have been complied with by the Loan Parties. Without the necessity of any request by the Lender, each Loan Party shall automatically provide to each Lender: (i) copies of all environmental audits and reviews, (ii) notice, at least thirty (30) days prior to such Loan Party's opening of any new office or place of business, or any proposed new or different location(s) of Collateral (which Collateral shall only be removed, except with respect to dispositions of Collateral that are permitted under the Security Agreement, from such location(s) with the prior written consent of the Administrative Agent and the Required Lenders, which shall not be unreasonably withheld, but which shall not be considered to have been unreasonably withheld as to any matters pertaining to continuous perfection of all of the Liens of the Administrative Agent for the ratable benefit of the Lenders), or such Loan Party's closing of any existing office or place of business, and (iii) promptly upon such Loan Party's learning thereof, notice of any labor dispute to which such Loan Party may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which it is a party or by which it is bound;

         (m) promptly upon becoming aware of the same, written notice of any violation of any law, statute, regulation or ordinance of any governmental entity, or of any agency thereof, applicable to it which may materially adversely affect the Collateral or the business, assets, operations or condition (financial or otherwise) of any Borrower or the Loan Parties taken as a whole and which violation, if it were to continue, involves or could reasonably be expected to involve in excess of $250,000 in the aggregate to finally and fully satisfy and resolve. In calculating the foregoing dollar amount, there shall be included any and all amounts necessary, in the sole judgment of the Administrative Agent, exercised in good faith, to discharge the pertinent violation, including without limitation all principal, interest, premium, penalties, assessments and other charges imposed or which might be sought or imposed at any time in connection therewith. Nothing contained herein, however, is or shall be deemed to authorize any non-payment of taxes when due; and

         (n) by no later than the last Business Day of each month, promptly furnish to the Administrative Agent with a copy to each Lender a report listing the amount of outstanding notes purchased by Textron during such month.

         8.3 PAYMENT OF INDEBTEDNESS. Pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods and, in the case of trade payables, to normal payment practices) all its obligations and liabilities of whatsoever nature, except when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and it shall have provided for such reserves: (a) prior to any Event of Default which is continuing, and provided that the amount in controversy is $500,000 or less, as it may reasonably deem proper or necessary; and (b) subsequent to any Event of Default which is continuing, or in the event that the amount in controversy is $100,000 or more, as the Administrative Agent may reasonably deem proper and necessary. The foregoing exception shall not apply, however, with respect to any Indebtedness to any of the following Persons: Textron, the Senior Subordinated Trustee, the Senior Subordinated Note Holders and/or any Person who such Borrower is obligated to cause to enter into an Intercreditor Agreement with the Lender.

         8.4 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE AND ASSETS. (a) Conduct continuously and operate actively its business according to good business practices and maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted and except for dispositions of Collateral that are permitted under the Security Agreement), including, without limitation, all licenses, patents, copyrights, trade names, trade secrets and trademarks; (b) keep in full force and effect its existence and comply in all material respects with the laws and regulations governing the conduct of its business; (c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof; (d) file all federal, state and local tax returns and other reports such Loan Party is required by law to file, maintain adequate reserves for the payment of all taxes, assessments, governmental charges, and levies imposed upon it, its income, or its profits, or upon any property belonging to it, and pay and discharge all such taxes, assessments, governmental charges and levies prior to the date on which penalties attach thereto, except where the same are being contested in good faith by appropriate proceedings and provided that in such event adequate reserves have been established with respect to each such claim being contested. If any tax by any governmental authority is or may be imposed on or as a result of any transaction between it and any Lender which such Lender may be required to withhold or pay, or if any taxes, assessments or other charges remain unpaid after the date fixed for their payment, or if any Lien other than a Permitted Encumbrance shall be claimed which, in the Administrative Agent's reasonable opinion, may create a valid Lien or encumbrance on the Collateral, the Administrative Agent may without notice to it pay the tax, assessment, charge or claim, excepting only such taxes as are being contested by it in good faith and by proper proceedings, funded with adequate reserves as set forth in this Agreement and the Loan Parties hereby jointly and severally indemnify and hold the Administrative Agent harmless in respect of all such items. The amount of any such payment shall be charged to the Loan Account of the applicable Borrower as a Revolving Credit Loan and, until it shall furnish the Administrative Agent with an indemnity therefor (or supply the Administrative Agent with evidence satisfactory to the Administrative Agent that due provision for the payment thereof has been made); (e) at all times make prompt payment of contributions required to meet the minimum funding standards set forth in Sections 302 and 305 of ERISA with respect to each Plan;
(ii) promptly after the filing thereof, furnish to each Lender copies of any annual report required to be filed pursuant to Section 103 of ERISA in connection with each plan and any other employee benefit plan of it, SMI and/or their respective Subsidiaries subject to said Section; (iii) notify the Administrative Agent and each Lender as soon as practicable of any Reportable Event and of any additional act or condition arising in connection with any Plan which it believes might constitute grounds for the termination thereof by the PBGC or for the appointment by the appropriate United States district court of a trustee to administer the Plan; and (iv) furnish to the Administrative Agent and each Lender, promptly upon the Administrative Agent's request therefor, such additional information concerning any Plan or any other such employee benefit plan as may be reasonably requested.

         8.5 PERFECTION OF SECURITY INTEREST/INTERCREDITOR AGREEMENTS.

         (a) Take all action, that may be necessary or desirable, or that the Administrative Agent may reasonably request, so as at all time to maintain the validity, perfection, enforceability and priority of the Administrative Agent's security interest(s) in the Collateral for the ratable benefit of the Lenders or to enable the Administrative Agent or any Lender to protect, exercise or enforce its rights hereunder and in the Collateral, including, without limitation, (i) immediately discharging Liens other than Permitted Encumbrances and other Liens not exceeding in any instance and/or in the aggregate the sum of $250,000 which are being contested by a Loan Party in good faith, by appropriate proceedings and for which adequate reserves have been established by Loan Party, except only that such Liens, even if otherwise permitted and being so contested, shall be immediately discharged at the Administrative Agent's request, at any point in time that in the Administrative Agent's sole discretion, exercised in good faith, the Administrative Agent determines that the continued existence thereof does or might interfere with any of the Administrative Agent's or the Lenders' rights, remedies or entitlements under this Agreement, or the Administrative Agent's or any Lender's ability to realize upon any Collateral in which first priority Liens have been granted to Administrative Agent for the ratable benefit of the Lenders under this Agreement, (ii) obtaining landlord or mortgagee or lien waivers, (iii) delivering to the Administrative Agent, endorsed or accompanied by such instruments of assignment as the Administrative Agent may specify, and stamping or marking, in such manner as the Administrative Agent may specify, any and all chattel paper (except for any dealer notes purchased by Textron in an aggregate amount at any time outstanding not to exceed $15,000,000), instruments, letters of credits and advances thereof and documents evidencing or forming a part of the Collateral, (iv) entering into warehousing, lockbox and other custodial arrangements satisfactory to the Administrative Agent, and (v) executing and delivering financing statements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance reasonably satisfactory to the Administrative Agent, relating to the creation, validity, perfection, maintenance or continuation of the Administrative Agent's security interest for the ratable benefit of the Lenders under the Uniform Commercial Code or other applicable law. Without limiting any of the rights of the Administrative Agent or any Lender, including those under this Agreement, if landlord waivers satisfactory to the Administrative Agent cannot be obtained within 120 days following the Closing Date, the Administrative Agent shall have the additional right to establish a reserve until such time, if any, as said waivers are obtained, of six months rent, in each case, for each Collateral location for which any such waiver has not been provided by a Borrower to the Administrative Agent.

         (b) Without limiting the foregoing, enter into such Intercreditor Agreements as the Administrative Agent may at any time and from time to time require, with any Person(s) who has (have) or who the Administrative Agent, in its sole discretion exercised in good faith, believes may have or may assert any Claims in relation to any of the Collateral, or who may impede or interfere with, or be in a position to impede or interfere with, any of the Administrative Agent's or Lender's rights or remedies under or in connection with this Agreement and/or any of the other Basic Documents, or the Administrative Agent's or any Lender's ability to deal with the Collateral in the manner permitted under this Agreement.

         (c) Execute the financing statements provided for by the Uniform Commercial Code together with any and all other instruments or documents and take such other action as may be required to perfect the Administrative Agent's security interest in the Collateral for the ratable benefit of the Lenders. Unless prohibited by law, each of the Loan Parties hereby authorizes the Administrative Agent to execute and file any such financing statement on such Loan Party's behalf and without such Loan Party's signature.

         (d) If requested by the Administrative Agent, (i) cause all UMI Dealer Notes entered into after the Closing Date to be executed by the maker thereof and (ii) deliver each such UMI Note to a collateral agent acceptable to the Administrative Agent in its sole and absolute discretion under documentation in form and substance satisfactory to the Administrative Agent in its sole and absolute discretion.

All reasonable charges, expenses and fees the Administrative Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to the Borrowers' Account and added to the Obligations, or at the Administrative Agent's option, shall be paid to the Administrative Agent immediately upon demand; provided, however, and notwithstanding anything to the contrary in this Agreement or in any other Loan Document if the execution and delivery of this Agreement or any Loan Document results in the imposition or assessment of any recording, stamp or similar tax or assessment in connection with Steinway Hall that would not otherwise have been imposed or assessed but for the execution and delivery of this Agreement, the Loan Parties shall have no obligation to pay such recording or similar tax and any adverse effect on the Collateral subject to the Steinway Hall Mortgage resulting from any such failure to pay the same shall not constitute a Default or any Event of Default hereunder. In the event that waivers (other than landlord waivers, which are governed above) cannot be obtained by the Closing Date, or within a reasonable period of time thereafter as determined in the sole discretion exercised in good faith of the Administrative Agent exercised in good faith, then the Administrative Agent may hold such additional reserves as it may deem necessary or desirable in order to safeguard the interest of the Lenders in the Collateral located at such premises.

         8.6 COLLATERAL. Safeguard and protect all Collateral for the Lenders' general account.

         8.7 DEFENSE OF LENDERS' INTERESTS. Defend each and all of the Lenders' interests in the Collateral against any and all Persons whatsoever. At any time following an Event of Default or demand by the Administrative Agent for payment of any Obligations in accordance with this Agreement, the Administrative Agent shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including without limitation: labels, stationery, documents, instruments and advertising materials. If the Administrative Agent exercises such right to take possession of the Collateral,
(i) each of the Loan Parties shall, upon demand, assemble such indicia or such Collateral in accordance with the Administrative Agent's instructions and make such indicia available to the Administrative Agent at a place reasonably convenient to the Administrative Agent, and (ii) each of the Loan Parties shall, and the Administrative Agent may, at its option, instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which the Administrative Agent holds a paramount security interest to deliver the same to the Administrative Agent and/or subject to the Administrative Agent's order and if they shall come into a Loan Party's possession, they, and each of them, shall be held by such Loan Party in trust for the benefit of the Administrative Agent, and such Loan Party will immediately deliver them to the Administrative Agent in their original form together with any necessary endorsement. In addition, with respect to all Collateral, the Administrative Agent and each Lender shall be entitled to all of the rights and remedies set forth herein, in any of the Security Documents or as provided by the Uniform Commercial Code or other applicable law.

         8.8 BOOKS AND RECORDS. (i) Keep proper books of record and account, in which full, true and correct entries shall be made of all dealings or transactions of or in relation to its business and affairs; (ii) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (iii) set up on its books, from its earnings, allowances against doubtful Accounts, advances and investments and all other proper accruals (including without limitation by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which allowances shall be established out of such earnings, on a reasonably current basis and shall be set aside from such earnings in connection with its business. All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by such Loan Party.

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

         8.9 FINANCIAL DISCLOSURE. Irrevocably authorize and direct all accountants and auditors employed by any of them at any time during the term of this Agreement to exhibit and deliver to the Administrative Agent and each Lender copies of such Party's financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession, including without limitation all management letters and consultant reports, and to disclose to the Lender any information such accountants may have concerning their respective financial status and business operations. Each of the Loan Parties hereby agrees to use its best efforts to cause their accountants and auditors to enter into written agreements with the Administrative Agent in order to implement this provision, which must be in form and substance acceptable to the Administrative Agent in the Administrative Agent's reasonable discretion; in the event of the failure of such Loan Party's accountants to so finalize any such agreements, such Loan Party agrees: (i) to then take such further action, as the Lender may from time to time reasonably request, in order to obtain such agreements, including without limitation retaining another accounting firm, and/or (ii) that the Administrative Agent shall be authorized to assist such Loan Party in locating and retaining other accountants for such Loan Party, who will enter into such agreements, to which retention such Loan Party agrees not to unreasonably withhold its consent and which retention shall also be at the sole cost and expense of such Loan Party (as long as reasonable) and for which the Administrative Agent shall have no liability whatsoever. Each of the Loan Parties also hereby authorizes, and shall cause SMI and each of its respective Subsidiaries to authorize, all federal, state and municipal authorities to furnish to the Administrative Agent and each Lender copies of reports or examinations relating to any of them, whether made by such Loan Party or otherwise.

         8.10 COMPLIANCE WITH LAWS. Comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to the Collateral or any part thereof or to the operation of such Loan Party's business, the non-compliance with which would have a material adverse effect on the Collateral, or the operations, business or condition (financial or otherwise) of such Loan Party.

         8.11 INSPECTION OF PREMISES. Upon reasonable prior notice grant to the Administrative Agent and the Lenders access to and the right to audit, check, inspect and make abstracts and copies from the books, records, audits, correspondence and all other papers relating to the Collateral of each Loan Party and the operation of their respective businesses. The Administrative Agent, any Lender and any of their agents may enter upon any of their respective premises including, without limitation, any premises where Collateral is located, with reasonable prior notice, at any time during business hours and at, if a Default or an Event of Default exists, any other reasonable time, and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of any of such businesses.

         8.12 PAYMENT OF TAXES. If any tax by any governmental authority is or may be imposed on or as a result of any transaction between a Loan Party and the Administrative Agent or any Lender where the Administrative Agent or any Lender may be required to withhold or pay or if any taxes, assessments, or other charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in the Administrative Agent's opinion, would possibly create a valid Lien or claim on the Collateral, the Administrative Agent may without notice to the Borrowers pay the taxes, assessments, Liens, charges or claims, and each of the Loan Parties hereby indemnify and hold the Administrative Agent harmless in respect thereof.

The amount of any payment by the Administrative Agent under this Section 8.15 shall be charged to any of Borrowers' account(s) as a Revolving Credit Loan and added to the Obligations and, until the Borrowers shall furnish Administrative Agent with an indemnity therefor (or supply the Administrative Agent with evidence satisfactory to the Administrative Agent that due provision for the payment thereof has been made), the Administrative Agent may hold without interest any balance standing to a Borrower's credit to the extent necessary to cover such charges and the Administrative Agent shall retain its security interest for the ratable benefit of the Lenders in any and all Collateral held by it.

         8.13 PAYMENT OF LEASEHOLD OBLIGATIONS. Pay, when and as due, its rental obligations under all leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect and, at the Administrative Agent's request, will provide evidence of having done so.

         8.14 ACCOUNTS.

         (a) Cause each of its Accounts to be a bona fide, enforceable and valid obligation representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto with respect to an absolute sale or lease and delivery of goods in the ordinary course of business and upon stated terms of the related Loan Party, or work, labor or services theretofore rendered by such Loan Party and, as of the date each Account is created, the same shall be due and owing in accordance with such Loan Party's standard terms of sale.

         8.15 GOVERNMENT RECEIVABLES. Take all steps deemed necessary or desirable, in the Administrative Agent's reasonable judgment, to protect the Lenders' interest in the Collateral under the Federal Assignment of Claims Act or other applicable state or local statutes or ordinances and deliver to the Administrative Agent for the ratable benefit of the Lenders appropriately endorsed, any instrument or chattel paper connected with any Account arising out of contracts between it and the United States, any state or locality, or any department, agency or instrumentality of any of them.

         8.16 GUARANTEES/GENERAL SECURITY AGREEMENTS. Cause each of its future Subsidiaries that is not an "Unrestricted Subsidiary" (as defined in the Senior Subordinated Indenture) and that, under the terms of the Senior Subordinated Indenture, is required to become a "Guarantor" thereunder, to execute and deliver to the Administrative Agent and each Lender an instrument pursuant to which such Subsidiary shall become a Loan Party hereunder and bound hereby to the extent set forth in Section 12.22 hereof and a separate Guarantee and such Security Documents as shall be necessary or advisable, in the opinion of the Administrative Agent, for such Subsidiary to grant Liens on substantially all of its property in favor of the Administrative Agent for the ratable benefit of the Lenders. The Administrative Agent and each Lender shall also be entitled to such incumbency certificates, certified copies of charter documents and resolutions and such legal opinions and other documents and instruments as shall be consistent with those delivered pursuant to Section 7.2 hereof.

         8.17 PURPOSE OF LOANS. To the extent available under this Agreement, utilize the proceeds of all Loans for the following purposes only and for no other purpose: (i) general

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

working capital needs of the Loan Parties, (ii) Capital Expenditures as provided for in this Agreement, (iii) general corporate expenses, (iv) administrative and legal expenses, (v) payment of capitalized and interest expenses of SMI and its consolidated Subsidiaries, (vi) the repurchase of Textron Notes, (vii) for payment of the cash purchase price for the Acquisition and repayment of all outstanding Indebtedness of UMI and its Subsidiaries and payment of transaction costs related thereto and to the Closing of this Agreement and (viii) to repurchase or redeem Senior Subordinated Notes to the extent permitted under
Section 9.11 hereof.

         8.18 TEXTRON NOTE PURCHASE ARRANGEMENTS. Maintain in full force and effect, with Textron, or some other Person providing substantially similar services to it, a financial arrangement substantially similar to that maintained by Selmer and Textron prior to the Closing Date under the Textron Note Purchase Agreement. Prior to entering into an arrangement to replace Textron with another Person, Selmer must first obtain the Administrative Agent's written consent to such replacement party and arrangement, which consent shall not be unreasonably withheld.

         8.19 ENVIRONMENTAL LAWS.

         (a) Comply with and use commercially reasonable efforts to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and use commercially reasonable efforts to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.

         (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect.

         8.20 ADDITIONAL ASSURANCES. Take such further actions, to refrain from taking further actions and to execute and deliver to the Administrative Agent and each Lender, upon request, such instruments, documents and agreements, as the Administrative Agent may, at any time and from time to time reasonably request, in order to carry out the intent, purposes, terms or conditions of this Agreement and the other Basic Documents.

         SECTION 9. NEGATIVE COVENANTS

         Each Loan Party hereby agrees that, so long as any of the Commitments remain in effect or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, it shall not:


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

         9.1 FINANCIAL CONDITION COVENANTS.


         (a) MAINTENANCE OF TANGIBLE NET WORTH. Permit Tangible Net Worth on the Closing Date and at the end of any fiscal quarter of SMI to be less than $60,000,000.

         (b) FIXED CHARGE COVERAGE. Permit a Fixed Charge Coverage Ratio of less than 1.3 to 1 for each period of four consecutive fiscal quarters (a "Rolling Period") ending on the last day of each fiscal quarter of SMI, beginning with the Rolling Period ending on or about December 31, 2000; PROVIDED that in determining such ratio, for each Rolling Period that includes a fiscal quarter ending prior to the fiscal quarter ending on or about December 31, 2000 (a "Pro Forma Fiscal Quarter"), the Fixed Charge Coverage Ratio for each such Pro Forma Fiscal Quarter shall be calculated on a combined basis giving pro forma effect to the Acquisition as if the Acquisition had occurred prior to such Rolling Period.

         9.2 LIMITATION ON INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness (exclusive of trade debt and accrued expenses incurred in the ordinary course of business), except:

         (a) Indebtedness of the Borrowers under this Agreement;

         (b) Indebtedness of any Loan Party to any other Loan Party at any time;

         (c) Indebtedness of the Borrowers and any of their Subsidiaries incurred to in connection with capital expenditure permitted by Section 9.8 below;

         (d) (i) Indebtedness or other obligations to Textron pursuant to the Textron Note Purchase Agreement not to exceed $15,000,000 in the aggregate;

                  (ii) Indebtedness of any Loan Party to any direct or indirect Subsidiary of SMI in existence on the date hereof as identified on
         Schedule 9.2 hereto and subject to Administrative Agent's prior consent, any refunding or refinancing of the same.

         (e) the Senior Subordinated Notes and any guarantees of the Senior Subordinated Notes and any refinancings of the same with subordinated debt or senior notes provided that such refinancings are on similar and customary terms and conditions that are no less favorable in any material respect to the Loan Parties or the Lenders than the terms governing the Senior Subordinated Notes;

         (f) any other Indebtedness which is absolutely and unconditionally subordinated in payment to the Loans to the Lenders; PROVIDED that the terms and conditions thereof are acceptable to the Administrative Agent and each Lender in its sole discretion exercised in good faith and that all of the proceeds of such subordinated Indebtedness are paid to the Administrative Agent for the ratable benefit of the Lenders for prepayment of and application to the then outstanding Loans; and

         (g) pension liabilities of the Loan Parties that do not result in the representations and warranties in Section 6.13(d) being incorrect in any material respect.

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

         9.3 LIMITATION ON LIENS.

         (a) Create or suffer to exist any Liens or claims upon or against any of its property or assets now owned or hereafter acquired, except Permitted Encumbrances. Without limiting the foregoing, no additional Liens on any of such property and/or assets of it, SMI or any of their respective Subsidiaries, shall be offered or granted to any of the following Persons: Textron, the Senior Subordinated Trustee, the Senior Subordinated Note Holders and/or any Persons who under this Agreement the Lenders are entitled to have such Borrower cause to enter into an Intercreditor Agreement with the Administrative Agent for the benefit of the Lenders, unless and until the Lenders are offered and granted a first and paramount Lien in the identical property and/or assets intended to be offered or granted to such other Persons, as additional collateral for all of the Loans and an Intercreditor Agreement with any such Person(s) is in place, in form and substance acceptable to the Administrative Agent, in its sole discretion, exercised in good faith.

         (b) Enter into any transaction which materially and adversely affects the Collateral or its ability to repay the Loans.

         9.4 LIMITATION ON GUARANTEE OBLIGATIONS.

         (a) Be or become liable in respect of any Guarantee Obligation except (i) Guarantee Obligations in connection with the Senior Subordinated Notes, (ii) Guarantee Obligations in connection with the Textron Note Purchase Agreement and (iii) except for ITT Guarantees from time to time outstanding having a maximum liability at any one time outstanding not to exceed $2,000,000.

         (b) Without limiting the foregoing, no additional Guarantees from it, SMI, or any of their respective present or future Subsidiaries, shall be offered or granted to any of the following: Textron, the Senior Subordinated Trustee, the Senior Subordinated Note Holders and/or any Person who under this Agreement the Lenders are entitled to have such Loan Party cause to enter into an Intercreditor Agreement with the Administrative Agent for the ratable benefit of the Lenders, unless and until the Lenders are additionally offered a Guaranty from the same party and the Guaranty is executed and delivered in favor of the Administrative Agent for the benefit of the Lenders from such party(ies), for all of the Obligations, which Guaranty must be in form and substance acceptable to the Administrative Agent, in its sole discretion, exercised in good faith. In no event shall a Loan Party become liable for a Guarantee Obligation in respect of a Non-Guarantor Subsidiary.

         9.5 LIMITATION ON FUNDAMENTAL CHANGES; SALE OF ASSETS. Enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or stock of any Person (other than to complete the Acquisition), permit any other Person to consolidate with or merge with it, change its jurisdiction of incorporation or otherwise engage in any other material changes in or to its corporate structure or identity.

         9.6 LIMITATION ON LEASES. Enter as lessee into any lease arrangement for real or personal property (unless capitalized and permitted under Section
9.8 hereof) if after giving effect thereto, aggregate annual rental payments for all leased property would exceed $6,000,000 in any one fiscal year, but no lease payments may be made by a Loan Party to a Loan Party or to a Non-Guarantor Subsidiary.

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         9.7 LIMITATION ON DIVIDENDS. Declare, pay or make any dividend or distribution on any shares of its Capital Stock (other than dividends or distributions payable in its Capital Stock, or split-ups or reclassifications of its Capital Stock or dividends paid by a Loan Party to a Loan Party) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any Capital Stock, or of any options to purchase or acquire any such shares of Capital Stock; provided, that notwithstanding the foregoing, SMI shall be permitted to repurchase from and after the Closing Date up to an aggregate of $21,000,000 of its issued and outstanding Capital Stock only if immediately after such repurchase the Borrowers shall have aggregate Available RC Commitments that equal or exceed $25,000,000.

         9.8 LIMITATION ON CAPITAL EXPENDITURES. Contract for, purchase (whether through purchase money security interests or otherwise) or make any Capital Expenditure or commitment for any Capital Expenditure (including capitalized leases) or commitment for any Capital Expenditure (including capitalized leases) for the fiscal year ending December 31, 2000 in an amount in excess of $11,000,000 and for each fiscal year thereafter in an amount in excess of $13,600,000, exclusive of any refinancing of capital for assets (including Financing Leases) financed by it as of the Closing Date, up to aggregate amounts(s) which are not in excess of the amount(s) financed by it as of such date and exclusive of any insurance proceeds which such Loan Party is permitted to use in accordance with the provisions of this Agreement;

In addition to the amount referred to above, it may carry over for use in any fiscal year(s), the unused portion of any such capital expenditures limitation set forth in this Section, up to a maximum carry over, on a cumulative basis, regardless of the number of prior periods involved of $3,000,000 and capitalized interest expenses related to such capital expenditures and or acquisitions shall be included as a part if capital expenditures for purposes of this calculation.

         9.9 LIMITATION ON INVESTMENTS. After the date of this Agreement, purchase or acquire obligations or stock of, or any other interest in, any Person ("INVESTMENTS"), except for money market or other deposit account type investments opened and maintained by it, not to exceed a total of $1,000,000 in the aggregate at any time and from time to time outstanding and except for Investments by any Loan Party in any other Loan Party, provided however, that:
(a) no such purchase or acquisition shall occur or be permitted during the continuance of any Event of Default; (b) in the case of any such money market or deposit account investments maintained with the Administrative Agent, or opened with a bank or financial institution other than the Administrative Agent, prior to the opening thereof, it shall pledge and grant a first and paramount Lien in such account(s) and funds therein from time to time to the Administrative Agent for the ratable benefit of the Lenders, in form and substance acceptable to the Administrative Agent in its sole discretion exercised in good faith, free and clear of any and all other Liens and/or Claims, except for Permitted Encumbrances, and shall execute and deliver and cause to be executed and delivered to the Administrative Agent any and all such documents, instruments and agreements as the Administrative Agent may at any time and from time to time require for this purpose, including without limitation, from the depositary bank or other financial institution, which shall include an absolute and unconditional waiver of any and all right to offset, defense or counterclaim with respect to such account(s); (c) no funds at any time or from time to time in any such account(s) shall be permitted to be withdrawn or utilized by it for any purpose, without: (i) at least five Business Days prior written notice to the Administrative Agent, specifying the amount(s) and intended payee(s) involved; and (ii) first obtaining the prior written

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consent of the Administrative Agent to each and every such withdrawal or use, which consent shall not be unreasonably withheld, except however, that no such consent shall be deemed unreasonably withheld if the intended purpose of the withdrawal or utilization of funds is to make or result in any payment or other transfer, directly or indirectly, to any of the following: Textron, the Senior Subordinated Trustee, the Senior Subordinated Note Holders and/or any Person who under this Agreement the Lenders are entitled to cause such Loan Party to enter into an Intercreditor Agreement with the Administrative Agent for the benefit of the Lenders, other than in accordance with the terms and provisions set forth in this Agreement; and (d) it shall periodically furnish such information concerning any such account(s), as the Administrative Agent may at any time and from time to time reasonably request. In no event shall a Loan Party suffer to exist any Investment in any Non-Guarantor Subsidiary without the consent of the Administrative Agent except for Investments existing on the date hereof and disclosed on SCHEDULE 9.9.

         9.10 LOANS. Make or suffer to exist advances, loans or extensions of credit or capital contributions ("LOANS") to any Non-Guarantor Subsidiary at any time (except for Loans existing on the date hereof and disclosed on SCHEDULE 9.10), or to any other Person which exceed $1,000,000 in the aggregate at any one time (other than (a) Loans from any Loan Party to any other Loan Party, (b) Loans consisting of Indebtedness of employees evidenced by promissory notes incurred in connection with the acquisition of Capital Stock of SMI and (c) noncash allocations of fees and expenses to Non-Guarantor Subsidiaries of Steinway in the ordinary course of business.

         9.11 LIMITATION ON OPTIONAL PAYMENTS AND MODIFICATIONS OF DEBT INSTRUMENTS.

         (a) At any time, without the prior written consent of the Administrative Agent or the Required Lenders, directly or indirectly: (a) pay, prepay, or redeem (or provide any escrow for the redemption of) any Indebtedness (other than to the Lenders) or otherwise, directly or indirectly, take any step or action which causes, results in or otherwise results in or may result in the payment, prepayment, retirement, redemption or other acquisition of any such Indebtedness prior to the end of the term of this Agreement including, without limitation, any sinking fund or any equivalent funding arrangement, whether of principal, premium, interest or otherwise; or (b) grant any right to any party to whom any such Indebtedness is owing, through the end of the term of this Agreement, which would before or after any Default or Event of Default, entitle any such Person to call for or receive, a payment thereon, or a prepayment or an acceleration thereof, other than in accordance with such amortization schedules previously delivered by Selmer to the Administrative Agent. The above limitations shall not, however, preclude (i) a Loan Party, to the extent made in the ordinary course of such Loan Party's business and prior to the occurrence of a Default or an Event of Default which is continuing, from making normal interest and amortization payments on any of such Indebtedness when due, but only to the limited extent set forth in the amortization schedules heretofore executed and delivered by Selmer to the Administrative Agent, (ii) the repurchase or redemption by Selmer of not more than $14,000,000 aggregate principal amount of Senior Subordinated Notes in any calendar year, provided that (A) no Default or Event of Default has occurred and is continuing or would result therefrom and (B) the Borrowers have aggregate Available RC Commitments immediately after such repurchase or redemption that equal or exceed $25,000,000, (iii) on or after May 1, 2005 the repurchase or redemption of all outstanding Senior Subordinated Notes, provided that (A) no Default or Event

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of Default has occurred and is continuing or would result therefrom and (B) the
Borrowers have aggregate Available RC Commitments immediately after such repurchase or redemption that equal or exceed $25,000,000, (iv) the refinancing of the Senior Subordinated Notes in accordance with Section 9.2(e), or (v) the Selmer Prepayments/Reborrowings and the Steinway Prepayments/Reborrowings, PROVIDED (solely with respect to this clause (iv)) that (A) the Administrative Agent must receive oral notice of any such prepayment or reborrowing, to be immediately followed by a writing from the Borrower making such prepayment or reborrowing in the form attached hereto as EXHIBIT P; (B) the amount of any such prepayment or reborrowing shall not exceed the difference between (I) the net cash balance available for any such prepayment or reborrowing MINUS (II) any Revolving Credit Loans outstanding under this Agreement, (C) at the time such prepayment or reborrowing is requested no Default or Event of Default shall have occurred and be continuing; (D) any such prepayment or reborrowing shall be subject to the Administrative Agent's prior written approval, in its sole and absolute discretion; and (E) from and after the date hereof, all payments and/or prepayments of principal and/or interest made by Selmer or Steinway under the SMIT Notes shall be made to a blocked account which shall at all times be subject to a blocked account agreement pursuant to the terms of the Security Agreement. Except as expressly permitted above, subsequent to the occurrence of a Default or an Event of Default which is continuing, however, such Loan Party shall not pay, prepay, or redeem any Indebtedness (other than to the Lenders) or otherwise, directly or indirectly, take any step or action which causes, results in or otherwise results in or may result in the payment, prepayment, retirement, redemption or other acquisition of any such Indebtedness prior to the end of the term of this Agreement, whether of principal, premium, interest or otherwise, including without limitation of any amounts that otherwise would have constituted normal interest amortization payments in accordance with the amortization schedules heretofore executed and delivered by Selmer to the Administrative Agent.

         (b) Selmer shall not effect a covenant defeasance pursuant to Article 8 of the Senior Subordinated Indenture without the prior written consent of the Administrative Agent.

         9.12 INTEREST NOTES. At any time permit either of the Selmer Revolving Interest Note or the Steinway Revolving Interest Note to have a balance in excess of $30,000,000.

         9.13 LIMITATION ON TRANSACTIONS WITH AFFILIATES. Except as expressly permitted hereunder, directly or indirectly purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any Affiliate, except transactions in the ordinary course of business, on an arms-length basis on terms no less favorable than terms which would have been obtainable from a Person other than an Affiliate, which have been disclosed in writing to the Administrative Agents.

         9.14 FISCAL YEAR AND ACCOUNTING CHANGES. (a) Change its fiscal year from December 31 of each year, or (b) make any change in (i) accounting treatment and reporting practices except as permitted by GAAP or (ii) tax reporting treatment except as permitted by law.

         9.15 LIMITATION ON NEGATIVE PLEDGE CLAUSES. Enter into with any Person any agreement, other than (a) this Agreement, (b) the Senior Subordinated Loan Documents and (c) any industrial revenue bonds, purchase money mortgages or Financing Leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the

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

assets financed thereby), which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

         9.16 NATURE OR LOCATION(S) OF BUSINESS. Substantially change the nature of the business in which it is presently engaged, enter into any new business, or except as specifically permitted herein, purchase or invest, directly or indirectly, in any assets or property other than in the ordinary course of business, which assets or property are useful in, necessary for and are to be used in its business as presently conducted. It shall not transfer its executive offices, or open new manufacturing plants, or transfer existing manufacturing plants, or maintain warehouses or records with respect to Accounts or Inventory, at any locations other than those at which the same are presently kept or maintained, as set forth on SCHEDULE 9.16 hereto, except with Administrative Agent's prior written consent and after the delivery to the Administrative Agent of financing statements, if required by the Administrative Agent, in form satisfactory to the Administrative Agent.

         9.17 PARTNERSHIP, ETC. Enter into any partnership, joint venture or similar arrangement except pursuant to terms that could not be reasonably expected to have a Material Adverse Effect.

         9.18 CONCERNING INVENTORY. Permit Inventory having an aggregate fair market value greater than 10% of all Inventory held by the Loan Parties to be held, for a period of more than 30 days, in one or more states as to which the Administrative Agent has not received, pursuant to Section 7.1(l) hereof, a legal opinion acceptable to the Administrative Agent regarding the Administrative Agent's perfected security interest in such Inventory for the ratable benefit of the Lenders.

         9.19 PLEDGE OF CREDIT. Now or hereafter pledge the Lenders' credit on any purchases or for any purpose.

         9.20 AMENDMENTS TO TRANSACTION DOCUMENTS. At any time, without the prior written consent of the Administrative Agent, amend, modify or change the terms of, or in any material respect waive or relinquish any rights to or causes of action under or arising out of, any Transaction Document or other Basic Document.

         9.21 LIMITATIONS APPLICABLE TO SMI, SPC AND UMI HOLDINGS.

         (a) In the case of SMI, engage in any activity other than (i) owning 100% of the issued and outstanding Capital Stock of Selmer and Emerson Musical Instruments, Inc. and any activity incident thereto and (ii) providing management and other related services to its Subsidiaries.

         (b) In the case of SPC, engage in any activity other than (i) owning the Capital Stock of its Subsidiaries and any activity incident thereto and (ii) providing management and other related services to its Subsidiaries.

         (c) In the case of UMI Holdings, engage in any activity other than owning 100% of the issued and outstanding Capital Stock of UMI and any activity incident thereto and (ii) providing management and other related services to its Subsidiaries.

         9.22 GOVERNING DOCUMENTS. Amend its certificate of incorporation (except to increase the number of authorized shares of common stock), partnership agreement or other Governing Documents, without the prior written consent of the Required Lenders, which shall not be unreasonably withheld or delayed.

         9.23 LIMITATION ON SECURITIES ISSUANCES. (A) Permit any Subsidiary to issue any shares of Capital Stock that are not "certificated securities" (as defined in Section 8-102 of the Uniform Commercial Code as in effect in the State of New York on the date hereof) and are not pledged to the Administrative Agent pursuant to a Pledge Agreement or (B) issue or permit any Subsidiary to issue any shares of preferred stock.

         9.24 DISPOSITION OF COLLATERAL. Make any disposition of Collateral, nor cause any other Loan Party to make any disposition thereof, whether by sale, lease or otherwise except only: (a) for the sale of Inventory in the ordinary course of business; and (b) that without the Administrative Agent's prior written consent, the Loan Parties may make disposition of other assets, not exceeding, however, up to $1,000,000 in the aggregate in any fiscal year (and
(a) and (b) are herein referred to individually and collectively as "PERMITTED COLLATERAL DISPOSITIONS"). All Net Proceeds arising as a result of dispositions of Collateral made in accordance with this Section 9.24 must be applied in accordance with Sections 5.4 and 12.4 hereof.

         SECTION 10. EVENTS OF DEFAULT

         If any of the following events shall occur and be continuing:

         (a) The Borrower shall fail to pay any principal of any Loan when due in accordance with the terms of this Agreement; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder or under the other Loan Documents or the Fee Letter, or failure by a Guarantor to perform its obligations under the Guarantee; or

         (b) Any representation or warranty made or deemed made by a Loan Party herein or in any of the other Basic Documents or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Basic Documents shall prove to have been false or misleading in any material respect on or as of the date made or deemed made or furnished; or

         (c) failure by a Loan Party to (i) furnish financial information when due at reasonable times during business hours when requested by the Administrative Agent upon prior notice pursuant to the terms of this Agreement, or (ii) permit the inspection of its books or records; or

         (d) issuance of a notice of Lien, claim, levy assessment, injunction or attachment against a material portion of the property of any Borrower or the Loan Parties taken as a whole, which has not been fully bonded or removed within forty-five (45) days after the same has


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occurred, provided that the applicable Loan Party has indicated to the
Administrative Agent that the same is to be fully bonded or removed and such Loan Party is diligently proceeding during said forty-five (45) day period to fully bond or remove the same; or

         (e) failure by any Loan Party to comply with any agreement contained in Article IX of this Agreement; or

         (f) failure or neglect of a Loan Party, to perform, keep or observe any term, provision, condition, covenant herein contained, or contained in any other agreement or arrangement now or hereafter entered into between any of them and the Administrative Agent and the Lenders, which failure continues for thirty (30) days after notice from the Administrative Agent to the applicable Loan Party of such breach; provided however, that:
(i) no such notice from the Administrative Agent to such Loan Party or any other such Person shall be necessary in the event such Loan Party is otherwise aware of such failure or non-compliance; (ii) such grace period shall not apply and an Event of Default shall exist promptly upon such breach, if: (X) such breach is an event or circumstance set forth in subparagraphs (g) through (o), inclusive, below, (Y) following receipt of such notice from the Administrative Agent, such Loan Party does not immediately notify the Administrative Agent in writing that it intends to remedy or rectify, or alternatively, such Loan Party, is incapable of remedying or rectifying, such failure or non-compliance by the end of such thirty (30) day grace period, and (Z) such Loan Party, does not diligently proceed during such thirty (30) day grace period to remedy or rectify such failure or non-compliance; or

         (g) any judgment is rendered or judgment liens filed against one or more Loan Parties, for an amount in excess of $500,000 which within forty-five (45) days of such rendering or filing is not either satisfied, stayed or discharged of record (excluding any such judgment or lien which is to be fully paid through insurance coverages, such that the applicable Loan Party or Loan Parties, as the case may be, shall not be out-of-pocket for payment of such judgment or lien, except only for any deductible amount not to exceed $100,000 in the aggregate, provided that the insurance company has confirmed the foregoing to the Administrative Agent, in writing and in form and substance reasonably acceptable to the Administrative Agent, and that no aspect(s) of the relevant policy(ies) is (are) otherwise being contested by the insurer, such that the aggregate total liability of such Loan Party or Loan Parties, as the case may be, in connection therewith is or is not likely to exceed a total of $500,000); or

         (h) Any Loan Party shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) have a petition in bankruptcy under any state or federal bankruptcy law filed against it or be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, within sixty (60) days, any petition filed against it in any involuntary case under such bankruptcy laws, (viii) dissolve, terminate its existence, cease to conduct its business as now conducted, suspend business, sell all or substantially all of its assets,


                                      -72-

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(ix) call a meeting of creditors, or (x) take any action for the purpose of effecting any of the foregoing; or

         (i) should any of Textron or a Person who the Lenders are entitled to have the Loan Parties cause to enter into an Intercreditor Agreement with the Administrative Agent for the benefit of the Lenders, at any time breach their respective obligations thereunder to the Lenders, challenge any Intercreditor Agreement with the Administrative Agent, take any action with a view towards challenging the validity or effectiveness of any such Intercreditor Agreement or any term or provision thereof, or seeking to modify or invalidate any term or provision thereof, or otherwise not be in full compliance with their respective responsibilities and/or undertakings to or with the Administrative Agent thereunder, or if the Administrative Agent's Lien in Accounts, Inventory and/or General Intangibles and/or the Collateral pledged by Steinway for the ratable benefit of the Lenders, which at all times is to constitute a first and paramount Lien in favor of the Administrative Agent for the ratable benefit of the Lenders, for any reason ceases to be or is not a valid and perfected Lien having a first priority interest; or

         (j) a default of the obligations of any Loan Party under any other agreement, instrument or arrangement to which any of them are a party, or by which any of them or their respective assets may be bound, which materially adversely affects any of the respective conditions or affairs (financial or otherwise) of any Borrower or the Loan Parties taken as a whole; without limiting the foregoing, in any instance where the amount in controversy or the obligations in default, which have been accelerated, or which are capable of being accelerated, under such other agreement exceed a total of $500,000 in the aggregate, it shall conclusively be presumed that such an adverse consequence results from any such default; or

         (k) termination (except in accordance with the terms thereof in the absence of any default thereunder) or breach of any of the Basic Documents, or any Guarantee or similar agreement executed and delivered to the Administrative Agent or the Lenders in connection with the Loans, or if any Guarantor attempts to terminate, challenges the validity of, or its liability under, any such Guaranty or similar agreement; or

         (l)   any Change in Control; or

         (m) any material provision of this Agreement or of any of the other Basic Documents shall, for any reason, cease to be valid and binding on any Loan Party, or if any of them shall so claim in writing to the Administrative Agent or to any Lender; or

         (n) each and all of the events of default, as now or hereafter constituted, of any Loan Party under any agreement, instrument or document with or concerning any of the following Persons: the Senior Subordinated Trustee, the Senior Subordinated Note Holders, Textron, ITT or any Person(s) with whom the Lenders have the right, in accordance with this Agreement to require the Loan Parties to enter into an Intercreditor Agreement, which events of default have not been cured during any applicable grace period, shall also constitute an Event of Default under this Agreement, whether or not any such Person(s) has
(have) declared an event of default, otherwise taken any enforcement or other action with respect thereto, or any such Person(s) has(have) waived the event of default or extended the relevant grace period, except if


                                      -73-

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any such waiver extends or cures such event of default through the end of the term of this Agreement, this shall not constitute an Event of Default hereunder; or

         (o) whether or not Textron has declared an event of default, should Textron, during the term of this Agreement not be actively purchasing available (dealer floor plan) notes from Selmer pursuant to the Textron Note Purchase Agreement, as determined by the Administrative Agent in its sole judgment, exercised in good faith, or have terminated the Textron Note Purchase Agreement; or

         (p) one or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $500,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

         (q) (i) for any reason any of the Security Documents shall cease, to be in full force and effect, or the Borrower or any other Loan Party which is a party to any of the Security Documents shall so assert or (ii) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby;

then, and in any such event, (A) if such event is an Event of Default specified in clause (h) of this Section with respect to any Loan Party, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable.

With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrowers shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. The Borrowers hereby grant to the Administrative Agent, for the benefit of the L/C Participants, a security interest in such cash collateral to secure all Obligations. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other Obligations of the Borrowers hereunder and under the Notes. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other Obligations of the Borrowers hereunder and under the Notes shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrowers. The



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Borrowers shall execute and deliver to the Administrative Agent, for the account of the L/C Participants, such further documents and instruments as the Administrative Agent may request to evidence the creation and perfection of the within security interest in such cash collateral account.

Without limiting any of the Lenders' other rights and remedies hereunder, including without limitation those following the occurrence of any Event of Default, if any material adverse change occurs in the condition, affairs, or prospects (financial or otherwise) of any Loan Party, including without limitation any such change which in the Administrative Agent's opinion impairs the Collateral or the ability of any Borrower or the Loan Parties taken as a whole to perform the obligations under the Lean Documents to the Administrative Agent and the Lenders under or in connection with this Agreement or the other Basic Documents, then until such material adverse change shall finally cease to exist, the Lenders in such an event shall also have the right to cease making any Revolving Credit Loans to the Borrowers under or in relation to this Agreement and there shall be no obligations of the Lenders in this respect and all of such obligations shall be considered to be of no force and effect for so long as any such material adverse change may continue to exist.

         SECTION 11. THE ADMINISTRATIVE AGENT

         11.1 APPOINTMENT. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the Administrative Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

         11.2 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

         11.3 EXCULPATORY PROVISIONS. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

         11.4 RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower or any other Loan Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

         11.5 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         11.6 NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrowers or any other Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and the other Loan Parties and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder or under the other Loan Documents, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrowers or any other Loan Party which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         11.7 INDEMNIFICATION. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective Credit Exposure Percentages in effect on the date on which indemnification is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

         11.8 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers and the other Loan Parties as though the Administrative Agent were not the Administrative Agent hereunder and under the other Loan Documents. With respect to the Loans made by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

         11.9 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor Administrative Agent for the Lenders, which successor Administrative Agent shall be approved by the Borrowers, whereupon such successor Administrative Agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor Administrative Agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

         SECTION 12. MISCELLANEOUS

         12.1 AMENDMENTS AND WAIVERS. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 12.1. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Loan Parties written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; PROVIDED, HOWEVER, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Loan or of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the aggregate amount or extend the expiration date of any Lender's Commitments, in each case without the consent of each Lender affected thereby, or (ii) amend, modify or waive any provision of this
Section 12.1 or reduce the percentage specified in the definition of Required Lenders or Majority Lenders, or consent to the assignment or transfer by the Loan Parties of any of its rights and obligations under this Agreement and the other Loan Documents or release all or substantially all of the Collateral or release all or substantially all of the Guarantors from their obligations under the Guarantees, in each case without the written consent of all the Lenders, or
(iii) amend, modify or waive any provision of Section 11 without the written consent of the then Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

         12.2 TERM. This Agreement shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each of the Loan Parties, the Administrative Agent, and each Lender. Furthermore, this Agreement shall continue in full force and effect until September 14, 2008 (the "TERMINATION DATE") unless renewed in accordance with this Section 12.2. This Agreement may be renewed by mutual agreement of the parties hereto for an unlimited number of one year periods after the Termination Date (each a "RENEWAL PERIOD"), provided that the parties agree in writing to such renewal (i) with respect to the first Renewal Period, at least sixty days prior to the Termination Date and (ii) with respect to any subsequent Renewal Period, at least sixty days prior to the Business Day preceding the anniversary of the Termination Date. The Loan Parties may terminate this Agreement at any time prior to the Termination Date upon sixty days' prior written notice to the Administrative Agent and each Lender and upon payment in full of all obligations owing to the Administrative Agent and the Lenders hereunder, as well as an early termination fee in an amount equal to the product of the applicable Termination Percentage and the sum of (a) the Aggregate Maximum Revolving Credit Commitment Amount on the termination date and (b) the then outstanding principal balance of Term Loan B. For purposes of this Section 12.2 "Termination Percentage" shall mean (i) for the period commencing on the Closing Date and ending on the day immediately preceding the first anniversary of the Closing Date, 2%, (ii) for the period beginning on the first anniversary of the Closing Date and ending on the day immediately preceding the sixth anniversary of the Closing Date, 1% and (iii) for the period beginning on the sixth anniversary of the Closing Date and ending on the Termination Date, 0%.

         12.3 RELIANCE UPON PRO FORMA FINANCIAL STATEMENTS Each of the Loan Parties recognizes that the various covenants contained in this Agreement, and the Loans contemplated to be made in accordance with the terms and provisions hereof, are based upon the information contained in the Pro Forma Financial Statements annexed hereto as SCHEDULES 6.1(b) and 6.1(c), which were prepared by it and delivered to the Administrative Agent and each Lender on or prior to the Closing Date.

         12.4 APPLICATION OF PAYMENTS. (a) Until such time as a Default or Event of Default shall have occurred and be continuing, all proceeds of Collateral, other than proceeds of insurance applied pursuant to Section 5.4(e) may be applied by the Administrative Agent as follows:

         (i) FIRST to the payment of all reasonable and invoiced costs and expenses of the Administrative Agent in connection with the collection of such payments or the sale of any Collateral or otherwise in connection with this Agreement or any of the other Loan Documents, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Lenders on behalf of the Borrowers in connection with the preservation of any Collateral or any exercise of remedies under the Loan Documents and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any of the other Loan Documents;

         (ii) SECOND, to the payment in full of any interest accrued and unpaid on the Loans;

         (iii) THIRD,

         (A) if the proceeds arise as a result of a disposition of Term Loan A Assets and if required by Section 5.4(d), to the payment in full of the outstanding principal of Term Loan A; if there is no principal of Term Loan A then outstanding, to the payment in full of any outstanding Revolving Credit Loans and, if required by Section 10, to cash collateralize any Letters of Credit;

         (B) if the proceeds arise as a result of a disposition of Term Loan B Assets and if required by Section 5.4(c), to the payment in full of the outstanding principal of Term Loan B; if there is no principal of Term Loan B then outstanding, to the payment in full of any outstanding Revolving Credit Loans and, if required by
               Section 10, to cash collateralize any Letters of Credit;

         (C) if the proceeds arise as a result of a disposition of any other Collateral to the payment in full of any outstanding Revolving Credit Loans and, if required by Section 10, to cash collateralize any Letters of Credit;

         (iv) FOURTH, to the payment in full of all other Obligations then due and payable;

         (v) FIFTH, to the Borrowers, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

         (b) Upon the occurrence and during the continuance of a Default or Event of Default, the Administrative Agent shall have the continuing and exclusive right to apply or reverse and reapply any and all proceeds of Collateral to any portion of the Loans.

         (c) To the extent that a Loan Party makes a payment or the Administrative Agent receives any payment or proceeds of the Collateral for a Loan Party's benefit, which is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Loans or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by the Administrative Agent.

         12.5 LIMITATION ON GUARANTEE. Notwithstanding any other provision of this Agreement, the amount guaranteed by each Guarantor in accordance with the provisions of this Agreement and under the Guarantee shall be limited to the extent, if any, required so that its obligations under this Agreement or the Guarantee shall not be subject to avoidance under Section 548 of the Federal Bankruptcy Code or to being set aside or annulled under any applicable state law relating to fraud on creditors. In determining the limitations, if any, on the amount of a guarantor's obligations hereunder or under the Guarantee pursuant to the preceding sentence, any rights of subrogation or contribution which such guarantor may have under this Agreement, the Guarantee or applicable law shall be taken into account.

         12.6 NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, five business days after being deposited in the mails, postage prepaid, (c) in the case of delivery by facsimile transmission, when sent and receipt has been electronically confirmed or (d) in the case of overnight courier, the next business day after timely delivery to such courier, addressed as follows in the case of the Loan Parties and the Administrative Agent, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

               The Borrowers:             The Selmer Company, Inc.
                                          c/o Steinway Musical Instruments, Inc.
                                          800 South Street
                                          Suite 425
                                          Waltham, MA 02453-1472
                                          Attention: Dennis Hanson
                                          Fax: (781) 894-9803

                                          Steinway, Inc.
                                          c/o Steinway Musical Instruments, Inc.
                                          800 South Street
                                          Suite 425
                                          Waltham, MA 02453-1472
                                          Attention: Dennis Hanson
                                          Fax: (781) 894-9803

                                          United Musical Instruments USA, Inc.
                                          c/o Steinway Musical Instruments, Inc.
                                          800 South Street
                                          Suite 425
                                          Waltham, MA 02453-1472
                                          Attention: Dennis Hanson
                                          Fax: (781) 894-9803

               The Guarantors:            As set forth on Schedule I hereto

               The Administrative Agent:  GMAC Commercial Credit LLC
                                          1290 Avenue of the Americas
                                          New York, New York, 10104
                                          Attention:  Frank Imperato
                                          Fax:  (212) 884-7162

Notwithstanding the foregoing, any notice or communication to the Administrative Agent or the Lenders under this Agreement that is sent by means other than U.S. mail, shall also be mailed in the ordinary course to the Administrative Agent and the Lenders by regular U.S. Mail.

         12.7 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. None of the undertakings, agreements, warranties, covenants and representations of each of the Loan Parties contained in this Agreement or the other Basic Documents and no Event of Default by any or all of the Loan Parties under this Agreement or the other Basic Documents shall be deemed to have been suspended or waived by the Administrative Agent, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of the Administrative Agent and directed to the Loan Parties. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         12.8  PAYMENT OF EXPENSES AND TAXES.

         (a) Each Borrower hereby jointly and severally agrees (i) to pay or reimburse the Administrative Agent for all reasonable costs, and expenses, including, without limitation, reasonable attorneys fees paid or incurred by the Administrative Agent (A) in the preparation, entering into, modification, amendment, enforcement and/or closing of this Agreement and the other Basic Documents, (B) any amendment or modification of this Agreement or the other Basic Documents or any consents or waivers hereunder, (C) any sale or attempted sale of any interest herein to an Assignee (excluding, however, any points or other fees paid by the Lender to any such Assignee which shall be at the Lender's sole cost and expense), (D) in the administration of this Agreement and the other Basic Documents and the transactions contemplated hereby and thereby and consultations with counsel in connection therewith (E) in instituting, maintaining, preserving, enforcing and foreclosing on the Administrative Agents' security interest or Lien in any of the Collateral for the ratable benefit of the Lenders, whether through judicial proceedings or otherwise, (F) as to any attempt to (x) monitor (E.G., any field examination or collateral analysis), inspect, or verify or (y) protect or collect or (z), sell, liquidate or otherwise dispose of the Collateral and (G) in connection with any advice given to the Administrative Agent with respect to its rights and obligations under this Agreement and all related agreements; and (ii) to pay or reimburse the Lenders and the Administrative Agent for all reasonable costs, and expenses, including without limitation reasonable attorneys fees paid or incurred by the Lenders and the Administrative Agent in connection with any enforcement or collection proceedings, whether in any action, suit or litigation, any bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings or other similar proceeding affecting creditors' rights generally workout restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated). All amounts payable by the Borrowers pursuant to this Section 12 may be charged to the Borrowers' accounts when incurred by the Administrative Agent and/or the Lenders as applicable and shall be part of the Obligations.

         (b) In any such event described in Section 12.8(a), the reasonable attorneys' fees arising from such services and all reasonably incurred expenses, costs, charges and other fees of such counsel, of the Administrative Agent or any Lender or relating to any of the events or actions described in this Section shall be payable, on demand, by the Borrowers to the Lenders and shall be additional Obligations hereunder secured by the Collateral. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include accountants' fees, appraisers' fees, costs and expenses; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges;

air express charges; secretarial over-time charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal services.

         (c) Additionally, if any taxes or fees or cost (including but not limited to the cost of any searches, filing fees and recording fees) shall be payable on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the other Basic Documents, or the creation of any of the Loan hereunder, by reason of any existing or hereafter enacted federal or state statute, the Borrowers will pay all such taxes, (except for any income taxes payable by the Administrative Agent or any Lender or measured by any compensation received by the Administrative Agent or any Lender under this Agreement) including, but not limited to, any interest and/or penalty thereon, and will indemnify and hold the Administrative Agent and each Lender harmless from and against liability in connection therewith.

         (d)   The provisions of the proviso set forth in the last paragraph of
Section 8.5 shall override any inconsistent or contrary provisions of this
Section 12.9.

         12.9 ADDITIONAL INDEMNITY. Each of the Loan Parties shall indemnify the Administrative Agent and each Lender (an "Indemnified Party") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against the Indemnified Party in any litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement, whether or not the Indemnified Party is a party thereto, except to the extent that any of the foregoing arises out of gross negligence or willful misconduct by such Indemnified Party. This indemnity shall survive termination of this Agreement.

         12.10 SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS.

         (a) This Agreement shall be binding upon and inure to the benefit of the Loan Parties, the Lenders, the Administrative Agent and their respective successors and assigns, except that none of the Loan Parties may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

         (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell (i) prior to any Default or Event of Default to any Eligible Person and (ii) upon the occurrence or during the continuation of any Default or Event of Default to any Person (each such Eligible Person and Person, as applicable, a "PARTICIPANT") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, the Loan Parties and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents and such Lender shall provide notice to the Loan Parties of such sale as soon as practicable thereafter. Each Loan Party agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, PROVIDED that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 12.11(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Section 5.7 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; PROVIDED that, in the case of Section 5.7, such Participant shall have complied with the requirements of said Section and PROVIDED, FURTHER, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

         (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or, with the consent of (i) the Administrative Agent (which consent shall not be unreasonably withheld) and
(ii) if no Default or Event of Default shall have occurred and be continuing the Borrowers (which consent shall not be unreasonably withheld), to an additional bank or financial institution (an "ASSIGNEE") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit U, with appropriate completions (an "ASSIGNMENT AND ACCEPTANCE"), executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance,
(x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Commitments as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto).

         (d) The Administrative Agent, on behalf of the Loan Parties, shall maintain at the address of the Administrative Agent referred to in Section 12.6 a copy of each Assignment and Acceptance delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Loan Parties, the Administrative Agent and the Lenders may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Loan Parties or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrowers and the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower.

         (f) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "TRANSFEREE") and any prospective Transferee, subject to the provisions of Section 12.20, any and all financial information in such Lender's possession concerning the Loan Parties and their Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

         (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

         12.11 ADJUSTMENTS; SET-OFF.

         (a) If any Lender (a "benefited Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 10(h), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Loan may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

         (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application.

         12.12 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission of signature pages hereto), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

         12.13 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         12.14 AMENDMENT AND RESTATEMENT; INTEGRATION.

         (a) This Agreement amends and restates the existing Agreement. This Agreement shall not be deemed to be a novation or to extinguish the rights and obligations of the parties to the Existing Agreement and such rights and obligations (but solely as amended and restated hereby) shall continue as provided herein. The parties hereto acknowledge and agree that (a) the Liens and security interests granted under the Security Documents (as defined under the Existing Agreement) are continuing and in full force and effect and, upon the amendment and restatement of the Existing Agreement and any Credit Documents (as defined in the Existing Agreement) being amended and restated pursuant to the Loan Documents, such Liens and security interests secure and continue to secure the payment of the obligations of the Loan Parties under this Agreement and the other Loan Documents, and that the Steinway Hall Term Note (as defined in the Existing Agreement) is upon the Effective Date replaced by the Term A Note issued hereunder, in each case, on the terms and conditions set forth in this Agreement. Without in any way limiting the foregoing, the parties hereto acknowledge and agree that from and after the Closing Date the Liens granted to GMACCC in the Security Documents (as defined in the Existing Agreement) shall be deemed to be granted to and held by the Administrative Agent for the benefit of all Lenders hereunder and shall secure all of the obligations of the Loan Parties under this Agreement and the other Loan Documents.

         (b) This Agreement and the other Loan Documents represent the agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

         12.15 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW PRINCIPLES).

         12.16 SUBMISSION TO JURISDICTION; WAIVERS. Each Loan Party hereby irrevocably and unconditionally:

         (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

         (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

         (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 12.6 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

         (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

         (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

         12.17 ACKNOWLEDGEMENTS. Each Loan Party hereby acknowledges that:

         (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

         (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Loan Parties arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Borrowers and the other Loan Parties, on one hand, and Administrative Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

         (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Loan Parties and the Lenders.

         12.18 WAIVERS OF JURY TRIAL. THE LOAN PARTIES, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         12.19 CONFIDENTIALITY. Each Lender agrees to keep confidential all non-public information provided to it by the Borrower pursuant to this Agreement that is designated by a Loan Party in writing as confidential; provided that nothing herein shall prevent any Lender from disclosing any such information (i) to the Administrative Agent or any other Lender, (ii) to any Transferee which agrees to comply with the provisions of this Section 12.19, (iii) to its employees, directors, agents, attorneys, accountants and other professional advisors, (iv) upon the request or demand of any examiner or other Governmental Authority having jurisdiction over such Lender, (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, or (vii) in connection with the exercise of any remedy hereunder.

                            [Signature Pages Follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                          THE SELMER COMPANY, INC.,
                                              Borrower


                                          By: /s/ Dana D. Messina
                                             ----------------------------------
                                             Title:


                                          STEINWAY, INC.,
                                              Borrower


                                          By: /s/ Dana D. Messina
                                             ----------------------------------
                                             Title:


                                          UNITED MUSICAL INSTRUMENTS
                                              USA, INC., Borrower


                                          By: /s/ Dana D. Messina
                                             ----------------------------------
                                             Title:


                                          GMAC COMMERCIAL CREDIT LLC,
                                              as Administrative Agent and
                                              as a Lender


                                          By: /s/ Frank Imperato, SVP
                                             ----------------------------------
                                             Title:


                                          GMAC COMMERCIAL CREDIT LLC,
                                              as Lender


                                          By: /s/ Frank Imperato, SVP
                                             ----------------------------------
                                             Title: